                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                BankAmerica Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                BankAmerica Corporation
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

LOGO
                            BANKAMERICA CORPORATION


Richard M. Rosenberg
Chairman and Chief Executive Officer

                                                                  March 27, 1995

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders of BankAmerica Corporation to be held at 2:00 p.m. (Central Daylight Savings Time) on Thursday, May 25, 1995, at the Sheraton Chicago Hotel & Towers Cityfront Center, 301 East North Water Street, Chicago, Illinois.

  At this year's meeting, you are being asked to (i) elect directors, (ii) ratify the appointment of independent auditors, (iii) approve two amendments to the 1992 Management Stock Plan (Stock Plan), and (iv) act on three shareholder proposals. The accompanying Notice of Meeting and Proxy Statement describes these items. I urge you to read this information carefully.

  Your Board of Directors unanimously believes that the first three items referred to above are in the best interests of BankAmerica Corporation and its shareholders, and accordingly recommends a vote FOR Item Nos. 1, 2 and 3 on the enclosed proxy card. I call your attention, in particular, to Item No. 3. The Stock Plan is an equity-oriented compensation plan that I believe benefits the company and its shareholders. The amendments to the Stock Plan are consistent with BankAmerica's efforts to provide performance-based compensation programs that attract, motivate and retain key executives, and to administer such programs in a way that benefits the long-term interests of BankAmerica and its shareholders.

  In addition to the formal business to be transacted, management will present a report on BankAmerica's operations and plans and will respond to comments and questions of general interest to shareholders.

  I hope many BankAmerica shareholders, particularly those in the Chicago area, will find it convenient to be present at the meeting, and I look forward to greeting those able to attend.

  It is important that your shares be represented and voted whether or not you plan to be present. Therefore, please sign, date, and promptly mail the enclosed proxy in the return envelope provided.

  Thank you.

                                        Sincerely,


                                        RICHARD ROSENBERG

BANKAMERICA CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              AND PROXY STATEMENT

TO THE HOLDERS OF COMMON STOCK
 OF BANKAMERICA CORPORATION:

  The Annual Meeting of Shareholders of BankAmerica Corporation (BAC) will be held at the Sheraton Chicago Hotel & Towers Cityfront Center, 301 East North Water Street, Chicago, Illinois, 2:00 p.m. (Central Daylight Savings Time) on Thursday, May 25, 1995, for the following purposes:

  1. To elect 16 directors to serve until the 1996 Annual Meeting of Shareholders or their earlier retirement, resignation or removal;

  2. To ratify the appointment of Ernst & Young LLP as independent auditors;

  3. To approve two amendments to the 1992 Management Stock Plan to increase the number of shares of BAC common stock available for issuance under the plan and to limit the number of options and stock appreciation rights awardable to any plan participant;

  4. To act on a shareholder proposal concerning director compensation;

  5. To act on a shareholder proposal concerning reincorporation of BAC from Delaware to California;

  6. To act on a shareholder proposal concerning the Preferred Share Purchase Rights Plan; and

  7. To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed March 27, 1995 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. A list of shareholders will be available at the meeting and for ten days prior to the meeting at Bank of America Illinois, Legal Department, 231 South LaSalle Street, 14th Floor, Chicago, Illinois. The Proxy Statement and form of proxy for the Annual Meeting are first being mailed with and on the date of this notice.

                                        By order of the Board of Directors

                                        CHERYL SOROKIN

                                        Cheryl Sorokin
                                        Executive Vice President and Secretary

March 27, 1995






 ____________________________________________________________________________
|                                                                            |
|                           YOUR VOTE IS IMPORTANT!                          |
|                                                                            |
|  PLEASE MARK, SIGN, AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY  |
|                       IN THE ENCLOSED RETURN ENVELOPE.                     |
|____________________________________________________________________________|

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Corporate Governance......................................................   1
  .  Board of Directors and Board Committees..............................   1
  .  Nominating Procedures for BAC's Board................................   3
  .  Director Remuneration, Retirement Policy and Attendance..............   3
Executive Compensation, Benefits and Related Matters......................   5
  .  Report of the Executive Personnel and Compensation Committee.........   5
  .  Shareholder Return Performance Graph.................................  12
  .  Summary Compensation Table...........................................  13
  .  Option/SAR Grants in Last Fiscal Year................................  14
  .  Aggregated Option/SAR Exercises in the Last Fiscal Year and Fiscal
       Year-End Options/SAR Values........................................  15
  .  Long-Term Incentive Plans--Awards in Last Fiscal Year................  15
  .  Pension Plans........................................................  16
  .  Contracts with Executive Officers....................................  17
  .  Banking and Other Transactions.......................................  17
  .  Compensation Committee Interlocks and Insider Participation..........  17
Ownership of BAC Stock....................................................  17
  .  Security Ownership of Certain Beneficial Owners......................  17
  .  Compliance with Section 16(a) of the 1934 Act........................  19
Matters to Be Considered at the Meeting...................................  20
  .  Board Proposals:
     Item No. 1: Election of Directors....................................  20
     Item No. 2: Ratification of Appointment of Ernst & Young LLP as
                 Independent Auditors.....................................  25
     Item No. 3: Approval of Two Amendments to the 1992 Management Stock
                 Plan to Increase the Number of Shares of BAC Common Stock
                 Available for Issuance Under the Plan and to Limit the
                 Number of Options and Stock Appreciation Rights
                 Awardable to Any Plan Participant........................  26
  .  Shareholder Proposals:
     Item No. 4: Shareholder Proposal Concerning Director Compensation....  28
     Item No. 5: Shareholder Proposal Concerning Reincorporating BAC from
                 Delaware to California...................................  29
     Item No. 6: Shareholder Proposal Concerning the Preferred Share
                 Purchase Rights Plan.....................................  31
Proxies and Voting at the Meeting.........................................  33
Other Matters.............................................................  34
  .  Other Business for Meeting...........................................  34
  .  Proxy Solicitation...................................................  34
  .  Submission of Shareholder Proposals for 1996 Meeting.................  34
  .  Your Vote Is Important...............................................  34

                                                           ________________
                                                          |                |
                                                          | MAILING DATE:  |
                                                          | MARCH 27, 1995 |
                                                          |________________|


                              CORPORATE GOVERNANCE

BOARD OF DIRECTORS AND BOARD COMMITTEES

Board of Directors

The BAC board oversees the management of the business of BAC and its subsidiaries and determines overall corporate policies; it is also responsible for the declaration of dividends and appoints the chief executive officer and other BAC officers. The board held 11 meetings in 1994, 10 of which were held jointly with the board of Bank of America National Trust and Savings Association (Bank), BAC's principal subsidiary. The board has adopted a set of corporate governance principles which state the board's view on the role of the board, board structure, committee meetings and other corporate governance issues. Highlights of some of the major points from the principles can be found on page 88 of the Annual Report to Shareholders. The complete text of the principles is available from the Corporate Secretary at the following address:

                          BankAmerica Corporation
                          Corporate Secretary's Office #3018
                          Bank of America Center
                          555 California Street
                          San Francisco, CA 94104

Board Committees

The standing committees of the BAC Board of Directors are the Auditing and Examining, Executive, Executive Personnel and Compensation, Nominating, Public Policy and Trust Audit Committees. Membership as of the record date is listed below. No BAC officer or former officer is a member of these committees except for the Executive Committee, which has one director, R.M. Rosenberg, who is an officer of BAC.

     Auditing and                                                Executive Personnel
     Examining(/1/)               Executive                      and Compensation
     K. Feldstein, Chair          C.C. Maier, Chair              P.M. Hawley, Chair
     A.F. Brimmer                 J.F. Alibrandi                 J.F. Alibrandi
     D.E. Guinn                   P.B. Bedford                   P.B. Bedford
     F.L. Hope, Jr.               T.F. Crull                     T.F. Crull
     I.E. Lozano, Jr.             P.M. Hawley                    A.M. Spence
     W.E. Massey                  R.M. Rosenberg
     Nominating                   Public Policy                  Trust Audit
     J.F. Alibrandi, Chair        R.A. Clarke, Chair             D.E. Guinn, Chair
     P.B. Bedford                 T.F. Crull                     A.F. Brimmer
     R.A. Clarke                  C.C. Maier                     K. Feldstein
                                  J.M. Richman                   F.L. Hope, Jr.
                                  A.M. Spence                    I.E. Lozano, Jr.
                                                                 W.E. Massey

The functions of each standing committee and the number of meetings held by each in 1994 follow.

--------
(1) G.E. Taylor, Jr., a former BAC officer, serves as a consultant to the committee.

Auditing and Examining Committee                             10 meetings in 1994

  . Reviews reports of regulatory examinations of BAC, management letters and other reports concerning the adequacy of internal accounting controls from the independent auditors and the internal auditors, together with proposed responses by management (except for reports relating to the fiduciary activities of BAC and its subsidiaries which are under the responsibility of the Trust Audit Committee);

  . Monitors the performance of the internal auditing and credit examination functions;

  . Reviews the adequacy of BAC's controls relating to regulatory and financial accounting and reporting;

  . Recommends to the board the firm to be employed by BAC as its independent auditors, and monitors the firm's performance and independence;

  . Provides assistance to the board in meeting its fiduciary responsibilities with respect to certain employee benefit plans of BAC;

  .  Reviews BAC's principal financial reports;

  . Reviews significant new or proposed accounting policy or reporting issues; and

  . Meets with management and with the internal auditors and independent auditors to oversee the quality and integrity of financial accounting and reporting, and audit processes.

Executive Committee                                           6 meetings in 1994

  . Between meetings of the board, exercises all powers and authority of the board to manage BAC's business and affairs, except the appointment or removal of the chairman of the board or the president, dividend declarations, and certain other basic board duties specifically reserved to the full board in the By-laws.

Executive Personnel and Compensation Committee                8 meetings in 1994

  . Approves the compensation of BAC's executive officers, including salary and perquisites;

  . Administers BAC's short-term and long-term incentive plans and deferred compensation programs established for executive officers of BAC and its subsidiaries; and

  . Advises on succession planning (including the selection of the chief executive officer) and the selection, development and performance of executive officers of BAC and its subsidiaries.

Nominating Committee                                          4 meetings in 1994

  . Recommends candidates to fill vacancies on the board and a slate of directors for election at the Annual Meeting; and

  . Evaluates the size and composition of the board, and recommends to the board criteria for selection of directors.

Public Policy Committee                                       4 meetings in 1994

  . Identifies and monitors broad political, social and environmental trends that could affect BAC's performance and the related interests of its employees, shareholders and customers, and the general public;

  . Advises the board and management on long-range plans and programs for adjusting BAC's operations to those trends and issues;

  . Recommends to the board and management, as appropriate, action on specific public policy issues; and

  . Advises the board and management as to its evaluation of related policies, practices and procedures.

Trust Audit Committee                                         6 meetings in 1994

  . Reviews reports of examination of fiduciary activities at BAC subsidiaries directed to the committee by the board or by regulatory authorities;

  . Monitors the internal fiduciary audit function and its findings for BAC subsidiaries;

  . Reviews reports of BAC's independent auditors with respect to fiduciary activities of BAC subsidiaries; and

  . Makes recommendations to the board regarding the fiduciary activities of BAC subsidiaries, as a result of its fiduciary audit and examination reviews.

Actions taken by committees are reported to the board, usually at the board's next meeting.

NOMINATING PROCEDURES FOR BAC'S BOARD

Recommendations for new directors may be made to the Corporate Secretary. Recommendations should include detailed biographical information and the nominee's consent to serve. The Corporate Secretary will submit the recommendation to the Nominating Committee. The Nominating Committee reviews candidates to fill vacancies and recommends the slate for the next Annual Meeting to the Board of Directors. A candidate should show evidence of leadership in the candidate's field, have broad experience and the ability to exercise sound business judgment, and be willing to attend board and committee meetings. In selecting directors the board generally seeks a combination of active or former chief executive officers of major complex businesses, leading academics and entrepreneurs, including women and ethnic minority individuals.

Under BAC's By-laws, a shareholder of the company entitled to vote for the election of directors must give BAC's Corporate Secretary 30 to 60 days' prior notice if the shareholder wishes to nominate any person for election as a BAC director at the Annual Meeting. To be considered at BAC's 1995 meeting, the earliest date for receipt of notice was March 24, 1995 and the last day for receipt of notice is April 25, 1995. The address for mailing is listed on page
1. The notice must give the following information: with respect to each person the shareholder wishes to nominate, all information relating to the person required to be disclosed in solicitations of proxies for election pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (Securities Exchange Act); the name and address of the shareholder making the nomination, as they appear in BAC's stock records; and the class and number of shares of BAC stock the shareholder owns. Nominations for director may be made by shareholders at the Annual Meeting only after compliance with the procedure described above.

DIRECTOR REMUNERATION, RETIREMENT POLICY AND ATTENDANCE

Director Remuneration

Directors who are officers of BAC receive no retainers or meeting fees. Non-officer BAC and Bank directors, including honorary and advisory directors, receive a $30,000 annual combined retainer for service on the BAC and Bank boards. Under the Deferred Compensation Plan for Directors at least 25% of each non-officer director's retainer must be deferred in an account which is maintained in the form of restricted stock equivalent units. In addition to the mandatory deferral, the plan permits directors to defer all or a portion of the balance of their compensation in the form of restricted stock equivalent units or in an interest-bearing cash account. Under the restricted stock equivalent units option, amounts deferred are converted into restricted stock equivalent units on the basis of the fair market value of BAC common stock at the time the payment is deferred. The value of these units fluctuates with changes in the market price of BAC common stock, thereby tying this portion of directors' compensation to changes in BAC's stock price. The plan provides for dividend equivalent credits to be added to the restricted stock equivalent units account as dividends are paid on BAC common stock. Deferred amounts are paid in cash following termination of service as a director or, at the director's option, upon retirement from the director's principal occupation if later than termination of board service. Also, in early 1995 the board adopted a BAC stock ownership guideline for outside directors of three times the annual retainer, to be achieved within five years of joining the board (for existing directors, five years from the date of adoption). The guideline may be met with either or both BAC common shares or restricted stock equivalent units under the Deferred Compensation Plan for Directors.

In addition to retainer payments, non-officer directors also receive $1,200 for each day they attend a BAC or Bank board meeting, or for each day they attend a joint meeting of the BAC and Bank boards. Committee members receive $1,200 for each committee meeting or joint committee meeting attended. Members of the BAC and Bank Auditing and Examining Committees receive an additional $7,500 annual combined retainer and the chair of these committees receives an additional $15,000 annual combined retainer. The chair of each of the other standing committees receives an additional $3,000 annual combined retainer. All directors are reimbursed for expenses of attending meetings. Non-officer directors may also be paid the equivalent of a board meeting fee for attendance at certain qualifying business events as determined by the Chairman of the Board.

Director Retirement Policy

The Board of Directors has a mandatory retirement policy which provides that directors will not stand for election after reaching age 70. An officer may not serve as a director after retirement from officer status, except that the chief executive officer may continue to stand for election as a director after retirement until reaching the board's mandatory retirement age for non-officer directors. The BAC Retirement Plan for Non-officer Directors provides that non-officer directors who reach the board's mandatory retirement age with at least five years of service on the board, and other non-officer directors who have at least 10 years of service, are entitled to receive an annual retirement benefit, for the lesser of 10 years or the number of years the director served on the board, equal to the annual board retainer in effect from time to time. As of August 1, 1994, retirement benefits paid to retiring directors are fixed at retainer amounts in effect at the time of the director's retirement. The annual retirement benefit is paid in four quarterly installments.

Director Attendance

During 1994, all BAC directors attended at least 75% of the meetings held during the period of their service on the BAC board and board committees of which they were members. In addition to attendance at board and committee meetings, directors discharge their responsibilities throughout the year by personal meetings and telephone contact with BAC executive officers and others regarding the business and affairs of BAC and its subsidiaries.

             EXECUTIVE COMPENSATION, BENEFITS AND RELATED MATTERS

REPORT OF THE EXECUTIVE PERSONNEL AND COMPENSATION COMMITTEE

Responsibilities and Composition of the Committee

The Executive Personnel and Compensation Committee (Committee) is responsible for (i) establishing compensation programs for executive officers of BAC and its subsidiaries designed to attract, motivate and retain key executives responsible for the success of the corporation as a whole, (ii) administering and maintaining such programs in a manner that will benefit the long-term interests of BAC and its shareholders, and (iii) determining the compensation of BAC's executive officers. The Committee also advises on succession planning (including the selection of the chief executive officer) and the selection, development and performance of executive officers of BAC and its subsidiaries. The Committee serves pursuant to a charter adopted by the Board of Directors. The Committee is composed entirely of directors who have never served as officers of BAC.

Compensation Philosophy and Objectives

The Committee believes that BAC's executive officer compensation should be determined according to a competitive framework and based on overall financial results, individual contributions, teamwork and business unit results that help build value for BAC's shareholders. Within this overall philosophy, the Committee's specific objectives are to:

  . Offer a total compensation program that takes into account the compensation practices and financial performance of the Peer Group (as defined below under "Compensation Components and Process").

  . Provide annual variable compensation awards that (i) take into account BAC's overall performance relative to corporate objectives and Peer Group performance and (ii) are based on individual contributions, teamwork and business unit results that help create value for BAC's shareholders.

  . Align the financial interests of executive officers with those of shareholders by providing significant equity-based long-term incentives.

  . Provide very limited use of special benefits and perquisites to assist BAC executives in fulfilling their responsibilities.

  . Emphasize performance-based and equity-based compensation as executive officer level increases. In particular, as officer level increases, the Committee (i) focuses more on overall BAC performance, teamwork, individual contributions and business unit results and less on Peer Group marketplace compensation comparisons, (ii) emphasizes variable, performance-based compensation versus fixed compensation, and (iii) provides a significantly greater proportion of total compensation which is equity-based. As a result, executive officers have a greater proportion of total compensation at risk, meaning that payment will vary depending upon overall BAC performance, teamwork and individual and business unit contributions.

Compensation Components and Process

There are three major components of BAC's executive officer compensation: (i) base salary, (ii) annual incentive awards and (iii) long-term incentive awards.

The process utilized by the Committee in determining executive officer compensation levels for all of these components is based upon the Committee's subjective judgment and takes into account both qualitative and quantitative factors. No weights are assigned to such factors with respect to any compensation component. Among the factors considered by the Committee are the recommendations of the chief executive officer with respect to the compensation of BAC's other key executive officers. However, the Committee makes the final compensation decisions concerning such officers.

In making compensation decisions, the Committee considers compensation practices and financial performance of the Peer Group (as defined below). This information provides guidance to the Committee, but the Committee does not target total executive compensation or any component thereof to any particular point within, or outside, the range of Peer Group results. However, the Committee believes that compensation at or near the 50th percentile of the Peer Group for base salaries and at or near the 75th percentile for total cash compensation and long-term incentive awards is generally appropriate for the Committee to use as a framework for compensation decisions. The specified percentiles are considered on both an absolute basis and a size-adjusted basis (i.e., reflecting compensation levels that are commensurate with BAC's size relative to the sizes of the Peer Group companies). Specific compensation for individual officers will vary from these levels as the result of subjective factors considered by the Committee unrelated to compensation practices of the Peer Group. (See "Compensation Philosophy and Objectives" above.)

The Peer Group is comprised of companies that are among the 15 largest United States bank holding companies by asset size, including BAC (Peer Group). The Committee selects various groupings of these 15 companies as it deems appropriate for different compensation and financial performance comparisons. All 15 of these companies are included in the performance peer group (i.e., the companies covered by the Standard & Poor's (S&P) Bank Composite Index) used for the shareholder return performance graph set forth below.

In making compensation decisions, the Committee also from time to time receives assessments and advice regarding the compensation practices of BAC and others from independent compensation consultants.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, performance-based compensation that has been approved by shareholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" (as defined for purposes of Section 162(m)). All of the members of the Committee qualify as "outside directors."

At the 1994 Annual Meeting, the shareholders approved amendments to the Senior Management Incentive Plan ("SMIP") that should allow the compensation paid under the SMIP to continue to be deductible. In addition, at the 1995 Annual Meeting, an amendment to the 1992 Management Stock Plan (MSP) limiting the number of shares of stock underlying options and stock appreciation rights
(SARs) awardable during the 10-year term of the MSP to any plan participant will be submitted to the shareholders for approval. The amendment is necessary pursuant to the requirements of Section 162(m) in order for BAC to be able to continue deducting the full amount of compensation resulting from grants under the MSP.

While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Committee's overall compensation philosophy. The Committee intends to establish executive officer compensation programs which will maximize BAC's deduction if the Committee determines that such actions are consistent with its philosophy and in the best interests of BAC and its shareholders. However, from time to time the Committee may award compensation which is not fully deductible if the Committee determines that such award is consistent with its philosophy and in the best interests of BAC and its shareholders.

Changes in Compensation Amounts

Based on the Committee's (i) overall philosophy to pay executive officers according to a competitive framework and (ii) practice of paying executive officers according to the scope of their duties and responsibilities, in 1994 the Committee deemed it necessary to make changes in the amounts of all major components of executive compensation. In making its determination, the Committee took into account the following:

  . BAC's executive compensation had fallen well below compensation levels deemed appropriate by the Committee when compared to Peer Group compensation levels.

  . The scope of BAC's executive officer management responsibilities, both within the corporation and in relation to responsibilities of executive officers of nearly all the Peer Group companies, had increased. BAC's size and absolute earnings had increased significantly in recent years as the result of the mergers of Security Pacific Corporation and Continental Bank Corporation into BAC and other acquisitions. The Committee believed that the increased management responsibilities resulting from this significant growth, and from the related increased diversification of BAC's lines of business, products and geographic base, warranted increased executive compensation.

The Committee's determination was supported by findings of an independent compensation consulting firm retained by BAC in 1994. The competitive review performed by that firm indicated that the compensation for the executive officers named in the Summary Compensation Table was significantly less than compensation levels deemed appropriate by the Committee when compared to Peer Group compensation levels both on a size-adjusted and an absolute basis. (See "Compensation Components and Process" above.)

Base Salary

Base salaries for executive officers are established at levels considered appropriate in light of the scope of the duties and responsibilities of each officer's position and taking into account Peer Group compensation practices.

Annual Incentive Awards

Executive officers receive annual incentive awards under the SMIP. These awards are made all in cash under the SMIP or in a combination of cash and restricted stock under both the SMIP and MSP.

At the 1994 Annual Meeting, the shareholders approved a formula for calculating the maximum amount of annual incentive awards payable to certain executive officers under the SMIP, starting with awards granted for performance in 1994.

The formula establishes a fixed percentage of adjusted income before tax expense (pre-tax income) as the maximum aggregate amount available to be paid to executive officers named in the Summary Compensation Table and certain other executive officers as annual incentive awards under the SMIP. The formula also sets the maximum percentage payable to any one executive officer at 0.20% of pre-tax income. Under the formula, pre-tax income will be adjusted to exclude the effects of extraordinary items and the cumulative effect of certain accounting changes.

This fixed percentage will decrease to the extent BAC's return on average stockholders' equity in any given year falls below a set target level. The Committee does not have the authority to increase the percentage of pre-tax income available for aggregate or individual SMIP awards or to adjust the return on average stockholders' equity target level. The Committee does, however, have discretion to grant SMIP awards which are less than the amounts called for by the formula on an aggregate or individual basis, based on quantitative and qualitative factors which the Committee determines are appropriate. The Committee exercised this discretion for the 1994 awards.

Long-Term Incentive Awards

MSP Description, Process and Practice

The MSP authorizes the Committee to make grants and awards of stock options, stock appreciation rights, restricted stock, restricted stock equivalent units and other stock-based awards. Stock option awards under the MSP cannot be issued with an exercise price below the market price of BAC common stock at the time of the award and the exercise price cannot be changed after the award is issued, except to accommodate any stock splits or conversions which would affect all shareholders. Stock-based awards are generally granted to executive officers on an annual basis. It has been the practice of the Committee to grant stock options to both executive officers and other members of senior management. The aggregate number of shares that may be granted to all plan participants in any one year is presently limited by the MSP to 1% of the number of BAC common shares outstanding as of the end of the previous year, plus any shares available for issuance but remaining unissued from the previous year. The Committee has recommended, and the Board of Directors has adopted, an amendment to the MSP to increase the limit from 1% to 1.5%. In addition, as discussed above under "Policy on Deductibility of Compensation," the Committee has recommended, and the board has adopted, an amendment establishing a limit on options and SARs. Shareholder approval of both amendments is required. The amendments are further described in Item No. 3 beginning on page 26.

In determining the size of each executive officer's stock option award made in August, 1994, the Committee considered the results of the competitive review discussed above under "Changes in Compensation Amounts," as they pertained to long-term incentive compensation and total compensation, and considered the Committee's objective of attaining long-term incentive compensation levels deemed appropriate by the Committee when compared to Peer Group compensation levels on a size-adjusted and an absolute basis. The Committee also considered past stock option awards. The Committee also took into account the plan to issue later in 1994 performance share units under a then contemplated performance share program. The final structure of the performance share program is discussed immediately below under "Performance Share Program." In addition, the Committee took into account the chief executive officer's award recommendations for the other key executive officers.

Performance Share Program

  (a) Description

  The Committee approved a performance share program in 1994 for nine executive officers. Under the performance share program, which was adopted pursuant to the MSP, these executive officers received a grant on November 7, 1994 of an aggregate of 695,000 performance share units, each of which consists of 0.6 of a share of BAC restricted common stock and a cash component equal to 0.4 of the value of a share of BAC common stock on the date the unit vests. These specific performance share unit awards are deductible pursuant to the transition rules adopted under Section 162(m) of the Internal Revenue Code. For any future such awards to be deductible, shareholder approval of the performance share program will likely be required.

  In determining the size of the performance share unit awards, the Committee considered the results of the competitive review discussed above under "Changes in Compensation Amounts," as they pertained to long-term incentive compensation and total compensation, and considered the Committee's objective of attaining long-term incentive compensation levels deemed appropriate by the Committee when compared to Peer Group compensation levels on a size-adjusted and an absolute basis. The Committee also took into account the newly adopted stock ownership guidelines discussed below under "Stock Ownership Guidelines." The Committee also took into account the chief executive officer's award recommendations for the other eight executive officers. In addition, the Committee considered the stock options awarded to executive officers in August, 1994. Based on the foregoing considerations, the Committee determined that the economic value of the performance share units should be essentially equal to the economic value of the August, 1994 stock option awards.

  The actual number of performance share units that will ultimately vest will be based on BAC's common stock price performance over a maximum three-year period. One-third of the units will vest upon reaching each of the three respective target stock prices for 10 trading days in a period of 20 consecutive trading days. The target stock prices for the vesting of the three installments are $49.29, $56.69 and $65.19, respectively. Because one-third of the units would vest upon reaching each of the three respective target stock prices, all or part of the units could vest in less than three years from the date that the units were awarded. Relative to the stock price on the award date, each of the successive stock price targets represents a compound return of 15% to the shareholders. If the target stock prices are not reached, but BAC attains a ranking of 1 or 2 among the 14 largest Peer Group companies (including BAC) with respect to total shareholder return at the end of the three-year performance period, then the units will nevertheless vest unless the Committee determines in its sole discretion that all or part of the units shall not vest.

  If none of the performance targets is attained, or if the total shareholder return target is attained, but the Committee determines that all or part of the performance share units shall not vest, the units must be returned to BAC at the end of the three-year performance period. Prior to the vesting or return of the units, the executive officers receive dividends and have voting rights with respect to the restricted stock component of the units.

  (b) Objectives

  The objectives of the performance share program are as follows:

  . To promote the creation of shareholder value by conditioning the vesting of performance share units upon actual increases in BAC's common stock price or superior relative total shareholder return;

  .  To attain more appropriate levels of long-term incentive awards;

  . To promote teamwork and a common focus among executives by making the vesting of performance share units dependent upon the effect of overall BAC performance on BAC's stock price, or total shareholder return, rather than upon individual and business unit contributions; and

  . To facilitate increased stock ownership by executive officers by including a cash component in each performance share unit that may be used to pay income taxes when the units vest, thereby enabling the executive officers to retain substantially all the stock underlying the units.

Stock Ownership Guidelines

The Committee established stock ownership guidelines in 1994 for executive officers and certain other senior management officers as a way to help better align the financial interests of these officers with those of shareholders. These officers are expected to make continuing progress towards compliance with the guidelines during the three-year period that began on November 7, 1994 and to fully comply with the guidelines by November 7, 1997. The guidelines are as follows:

  .  Chief executive officer: 5 times base salary.

  . Eight other executive officers, including those other officers named in the Summary Compensation Table: 3 times base salary.

  . Certain other senior management officers (approximately 40 officers): 1 times base salary.

Chief Executive Officer Compensation

In evaluating the compensation of Richard M. Rosenberg, Chairman of the Board and Chief Executive Officer of BAC, for services rendered in 1994, the Committee examined both quantitative and qualitative factors.

In looking at quantitative factors, the Committee reviewed BAC's 1994 financial results and compared them with those of the Peer Group and with BAC's financial results for 1993. The Committee reviewed BAC's net earnings of $2.176 billion for 1994, an increase of 11% from 1993; BAC's objective of increasing earnings per share in 1994 (which was a principal corporate objective) and the attainment of a 12% increase in earnings per share from 1993; BAC's 1994 return on average common shareholder equity, total shareholder return, and return on average total assets, all of which increased; BAC's improvement in credit quality in 1994; and other quantitative factors. In addition, the Committee took into account the difficult economic environment in California, BAC's principal market. The Committee did not apply any specific quantitative formula which would assign weights to these performance measures or establish numerical targets for any given factor.

In addition to the above quantitative accomplishments, the Committee considered the following accomplishments that are qualitative in nature. The Committee recognized Mr. Rosenberg's leadership in positioning BAC strategically for future significant developments in the banking industry, such as expanded securities underwriting and distribution powers pursuant to Section 20 of the Glass-Steagall Act, interstate banking and alternative retail banking delivery systems, and in otherwise developing long-term strategies for BAC. The Committee also recognized Mr. Rosenberg's efforts in successfully directing and carrying out the merger with Continental Bank Corporation and the acquisition of several mortgage businesses outside California; and in successfully directing the completion of the integration of Security Pacific Corporation operations into BAC and achieving the related expense reduction targets. The Committee also acknowledged Mr. Rosenberg's leadership in community reinvestment and economic development activities as evidenced by the fact that all BAC subsidiary bank units received "satisfactory" or better Community Reinvestment Act (CRA) ratings, with four units having received "outstanding" CRA ratings, including BAC's principal subsidiary, Bank of America National Trust and Savings Association. In addition, the Committee recognized Mr. Rosenberg's leadership in causing BAC to play a significant role in developing new federal legislation in areas of importance to BAC, including interstate banking and bankruptcy reform, and in developing a cohesive and effective management team.

Based on the foregoing, the competitive review discussed above under "Changes in Compensation Amounts," and the factors considered in determining the sizes of the stock option and performance share unit awards discussed above under "Long-Term Incentive Awards," the Committee made the following determinations with respect to Mr. Rosenberg's compensation for 1994. In 1994, Mr. Rosenberg's base salary was increased from $700,000 to $800,000. In addition, in January, 1995, the Committee approved a cash incentive award for 1994 of $2,400,000. The 1994 annual incentive award constituted approximately 76% of Mr. Rosenberg's total salary and annual incentive compensation. In 1994, the Committee also authorized a grant to Mr. Rosenberg of a long-term incentive award in the form of options to acquire 150,000 shares of BAC common stock under the MSP. Unlike normal MSP awards, in which vesting is accelerated upon an officer's retirement, Mr. Rosenberg's 1994 MSP award does not permit the acceleration of vesting in the event of his retirement. Mr. Rosenberg also received 200,000 of the 695,000 performance share units awarded to executive officers in 1994 (see "Long-Term Incentive Awards -- Performance Share Program-- Description" above).

The Committee's decisions relating to Mr. Rosenberg's compensation were ratified by the full board.

The Committee also approved the compensation of BAC's other executive officers for 1994, following the principles and procedures outlined in this report.(/1/)

                                                EXECUTIVE PERSONNEL
                                                      AND COMPENSATION COMMITTEE

                                                P. M. Hawley, Chair
                                                J. F. Alibrandi
                                                P. B. Bedford
                                                T. F. Crull
                                                A. M. Spence




--------
(1) Pursuant to Item 402(a)(9) of Regulation S-K promulgated by the Securities and Exchange Commission (SEC), neither the "Report of the Executive Personnel and Compensation Committee" nor the material under the caption "Shareholder Return Performance Graph" shall be deemed to be filed with the SEC for purposes of the Securities Exchange Act, nor shall such report or such material be deemed to be incorporated by reference in any past or future filing by BAC under the Securities Exchange Act or the Securities Act of 1933, as amended.

SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on BAC common stock against the cumulative return on the S&P 500 Stock Index as well as the S&P Bank Composite Index for the five-year period from December 31, 1989 through December 31, 1994. The graph assumes that $100 was invested on December 31, 1989 in BAC common stock and the indices, and that all dividends were reinvested quarterly.


                             [GRAPH APPEARS HERE]

                           TOTAL SHAREHOLDER RETURN


Measurement Period                        S&P Bank
(Fiscal Year Covered)        S&P 500      Composite    BAC
-------------------          -------      ---------    ----
Measurement Pt-
12/31/89                     $100.00      $100.00      $100.00
FYE 12/31/90                 $ 96.89      $ 74.10      $103.00
FYE 12/31/91                 $126.28      $113.20      $143.98
FYE 12/31/92                 $135.88      $154.19      $192.13
FYE 12/31/93                 $149.52      $170.84      $197.47
FYE 12/31/94                 $151.55      $161.04      $174.70

                          SUMMARY COMPENSATION TABLE

                                                                     LONG-
                              ANNUAL COMPENSATION           TERM COMPENSATION AWARDS
                            -----------------------       ----------------------------
                                                                            SECURITIES
                                                                            UNDERLYING
                                                                             OPTIONS/   ALL OTHER
         NAME AND                 SALARY    BONUS         RESTRICTED STOCK     SARS    COMPENSATION
    PRINCIPAL  POSITION     YEAR   ($)       ($)          AWARD(S) ($)(/2/)    (#)       ($)(/3/)
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
 R.M. ROSENBERG             1994 $741,667 $2,400,000           $      (/2/)  150,000     $438,018
 Chairman and Chief         1993  700,000  1,500,000               -0-       150,000      422,030
 Executive Officer          1992  697,917  1,312,512(/1/)      437,488(/1/)  100,000       65,917
---------------------------------------------------------------------------------------------------
 L.W. COLEMAN               1994  537,500  1,212,500                  (/2/)   85,000       55,900
 Vice Chairman of the Board 1993  491,667    860,000               -0-        70,000       49,673
 and Chief Financial        1992  450,000    750,007(/1/)      249,993(/1/)   65,000       41,669
   Officer
---------------------------------------------------------------------------------------------------
 D.A. COULTER               1994  341,667    750,000                  (/2/)   45,000       36,333
 Vice Chairman              1993  300,000    385,000               -0-        30,000       36,210
                            1992  282,500    425,000               -0-        20,000       28,061
---------------------------------------------------------------------------------------------------
 M.E. ROSSI                 1994  340,000    700,000                  (/2/)   45,000       34,600
 Vice Chairman              1993  293,750    525,000               -0-        45,000        4,500
                            1992  275,000    393,764(/1/)      131,236(/1/)   40,000          -0-
---------------------------------------------------------------------------------------------------
 T.E. PETERSON              1994  425,000    600,000                  (/2/)   50,000       36,000
 Vice Chairman              1993  395,833    475,000               -0-        40,000       32,558
                            1992  350,000    412,525(/1/)      137,475(/1/)   40,000       28,016
---------------------------------------------------------------------------------------------------
 M.A. STEIN                 1994  322,500    700,000                  (/2/)   40,000       32,900
 Vice Chairman              1993  287,500    500,000               -0-        40,000       27,579
                            1992  274,375    394,231(/1/)      131,394(/1/)   35,000       23,215

(1) In addition to the cash amounts reflected under the "Bonus" column for 1992, the following named executive officers received a portion of their annual incentive awards for services in 1992 in the form of shares of restricted stock under the MSP, which vested in February, 1994 upon completion of one year continuous employment following the February, 1993 award date. The dollar value of the restricted stock portion of the 1992 annual incentive awards was as follows, based on the number of shares of restricted stock multiplied by the stock price of $52.875 per share on the award date: R.M. Rosenberg--8,274 shares ($437,488); L.W. Coleman--4,728 shares ($249,993); M.E. Rossi--2,482 shares ($131,236); T.E. Peterson--
    2,600 shares ($137,475); and M.A. Stein--2,485 shares ($131,394).

(2) In 1994, as part of long-term incentive compensation, the named executive officers were granted performance share units, each consisting of a combination of restricted stock and a cash-paid stock unit. See the discussion of the performance share program under "Long-Term Incentive Awards--Performance Share Program--Description" in the "Report of the Executive Personnel and Compensation Committee." The number of shares of restricted stock granted to each named executive officer under the performance share program is listed in the table captioned "Long-Term Incentive Plans--Awards in Last Fiscal Year" on page 15. On December 31, 1994, the dollar value of the shares held as (1) restricted stock granted in 1994 under the performance share program and (2) restricted stock previously granted but not vested was as follows, based on the number of shares of restricted stock multiplied by $39.50, the closing price of BAC common stock on December 31, 1994: R.M. Rosenberg--160,000 shares ($6,320,000); L.W. Coleman--76,000 shares ($3,002,000); D.A. Coulter--
    37,500 shares ($1,481,250); M.E. Rossi--38,000 shares ($1,501,000); T.E.
    Peterson--38,000 shares ($1,501,000); and M.A. Stein--37,000 shares
    ($1,461,500). Performance share units do not vest unless (i) certain stock performance criteria are met or (ii) certain total shareholder return criteria are met and the Committee does not make a determination, in its sole discretion, that such units shall not vest. Thus, it is possible that none of the performance share units will vest. See the discussion under the table captioned "Long-Term Incentive Plans--Awards in Last Fiscal Year" on page 15. However, because one-third of the performance share units would vest upon reaching each of the three specified target stock prices, all or part of the restricted stock underlying the units could vest in less than three years from the date that the units were awarded. Dividends are paid on all shares of restricted stock.

(3) The amounts shown consist of employer contributions to the BankAmerishare Plan, an employee savings plan, and supplemental retirement plans, and, in the case of Mr. Rosenberg, the second and final payment under his 1987 employment agreement. For 1994, employer contributions to the BankAmerishare Plan and the supplemental retirement plans, respectively, for the named executive officers were: R.M. Rosenberg-- $6,000 and $83,667; L.W. Coleman--$6,000 and $49,900; D.A. Coulter--$7,500 and
    $28,833; M.E. Rossi-- $6,000 and $28,600; T.E. Peterson--$6,000 and
    $30,000; and M.A. Stein--$6,000 and $26,900. The payment to Mr. Rosenberg under his 1987 employment agreement was $348,351. (See "Contracts with Executive Officers" below.) This amount was equal to the fair market value (average of high and low sale prices per share) on December 31, 1993 of 6,667 shares of BAC common stock plus dividends in an amount equal to the accumulated dividends that would have been paid on such shares since January 1, 1989.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS
                   ---------------------------------------------------
                     NUMBER OF      % OF TOTAL
                     SECURITIES    OPTIONS/SARS                             GRANT DATE
                     UNDERLYING     GRANTED TO  EXERCISE OR                  PRESENT
                    OPTIONS/SARS   EMPLOYEES IN  BASE PRICE EXPIRATION        VALUE
       NAME       GRANTED (#)(/1/) FISCAL YEAR     ($/SH)      DATE          ($)(/3/)
--------------------------------------------------------------------------------------
  R.M. Rosenberg      150,000          3.84%     $47.812              (/2/) $1,693,500
--------------------------------------------------------------------------------------
  L.W. Coleman         85,000          2.18%      47.812    08/01/2004         959,650
--------------------------------------------------------------------------------------
  D.A. Coulter         45,000          1.15%      47.812    08/01/2004         508,050
--------------------------------------------------------------------------------------
  M.E. Rossi           45,000          1.15%      47.812    08/01/2004         508,050
--------------------------------------------------------------------------------------
  T.E. Peterson        50,000          1.28%      47.812    08/01/2004         564,500
--------------------------------------------------------------------------------------
  M.A. Stein           40,000          1.02%      47.812    08/01/2004         451,600

(1) The options were granted on August 1, 1994 and, except for Mr. Rosenberg's options, one-third of the options granted become exercisable on each of the first, second and third anniversaries of the date of grant. One-third of Mr. Rosenberg's options are exercisable on the first anniversary of the date of grant and the remaining two-thirds become exercisable on January 1, 1998.

(2) The first one-third of Mr. Rosenberg's options that become exercisable on the first anniversary of the date of grant expire on the earlier of August 1, 2004 or the third anniversary of his retirement date. The remaining two-thirds expire on January 1, 2001.

(3) The estimated "grant date present values" of options granted in 1994 are based on a variation of the Black-Scholes option pricing model, a model that reflects certain arbitrary assumptions regarding variable factors such as interest rates, stock price volatility and dividend yield. Stock options have value only as a result of appreciation in the price of BAC common stock, which benefits all shareholders. If, at the time of exercise, the price of BAC stock is the same as or lower than the option exercise price, there will be no gain to the option holder. For the purposes of establishing the "grant date present values" specified above, the model assumed: a return volatility of 33.5%, which reflects the monthly stock volatility for BAC and the Peer Group for the five years prior to the grant date, and a dividend yield of 3.5%, which reflects historical yields for BAC and the Peer Group. The expected option term calculation was based on the historical distribution of options exercised and cancelled for the seven option grants from 1982 through 1986. Options values were computed for each term, using the zero coupon U.S. Treasury bond interest rate for that term, and a weighted options value was computed based on the historical proportion of options exercised and cancelled for each term. A cancellation factor of 10.5% was then applied which adjusts for the proportion of options cancelled prior to being fully vested based on the previous options grant experience from 1982 to 1986. There are many methods of attributing hypothetical value to options. An alternative to the Black-Scholes model is to assume a fixed annual rate of stock price appreciation over the term of the option. Using this alternative and assuming that BAC's common stock price appreciated at 5% per year, compounded annually over the 10-year term of the options, the aggregate gain accruing to the named executive officers would be approximately $12.5 million. Assuming the same rate of appreciation, the gain to all shareholders would be approximately $11.2 billion (based on 371,182,004 shares outstanding at December 31, 1994). If the stock price appreciated at a 10% annual rate, total gain for the named executive officers would be approximately $31.6 million, compared with a gain of over $28.3 billion for all shareholders. Thus, in each example, 99.9% of the hypothetical gain would be realized by other shareholders and 0.1% would accrue to the named executive officers. Neither the "grant date present values" shown in the table nor the price appreciation figures in this footnote should be considered predictions of future BAC stock prices.

            AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                VALUE OF
                                               NUMBER OF        NUMBER OF     UNEXERCISED    VALUE OF
                                               SECURITIES       SECURITIES      IN-THE-     UNEXERCISED
                                               UNDERLYING       UNDERLYING     MONEY(/2/)     IN-THE-
                                              UNEXERCISED      UNEXERCISED    OPTIONS/SARS  MONEY(/2/)
                                              OPTIONS/SARS     OPTIONS/SARS    AT FISCAL   OPTIONS/SARS
                    SHARES                     AT FISCAL        AT FISCAL        YEAR-       AT FISCAL
                  ACQUIRED ON     VALUE     YEAR-END(#)(/1/) YEAR-END(#)(/1/) END($)(/1/)   YEAR-END($)
       NAME       EXERCISE (#) REALIZED ($)   EXERCISABLE     UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
--------------------------------------------------------------------------------------------------------
  R.M. Rosenberg      -0-          $-0-         423,698          283,333       $5,688,737      $-0-
--------------------------------------------------------------------------------------------------------
  L.W. Coleman        -0-           -0-         198,845          153,332        1,988,994       -0-
--------------------------------------------------------------------------------------------------------
  D.A. Coulter        -0-           -0-          78,790           71,666          994,226       -0-
--------------------------------------------------------------------------------------------------------
  M.E. Rossi          -0-           -0-          78,890           88,333          426,335       -0-
--------------------------------------------------------------------------------------------------------
  T.E. Peterson       -0-           -0-          54,881           89,999          129,836       -0-
--------------------------------------------------------------------------------------------------------
  M.A. Stein          -0-           -0-          81,954           78,332          500,387       -0-

(1) Includes the value of dividend equivalent credits.

(2) In-the-money options are options for which the option exercise price (the fair market value on the date of grant) was lower than the market price of BAC common stock on December 31, 1994. The values in the next-to-last column have not been, and may never be, received by the officers. Actual gains, if any, on option exercises will depend on the value of BAC common stock on the exercise dates. Accordingly, there can be no assurance that the values shown in the next-to-last column will be realized.


             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                           PERFORMANCE OR OTHER
                               NUMBER OF                   PERIOD TO MATURATION        ESTIMATED FUTURE PAYOUTS UNDER
                 SHARES, UNITS OR OTHER RIGHTS (#)(/1/)       OR PAYOUT(/2/)       NON-STOCK PRICE-BASED PLANS (/1/)(/3/)
                -----------------------------------------------------------------------------------------------------------
                                    COMPONENTS OF
                                     PERFORMANCE
                                        SHARE
                                     UNITS (/1/)
                ------------------------------------------
                PERFORMANCE    SHARES OF        CASH-
                SHARE UNITS    RESTRICTED     PAID STOCK                            THRESHOLD      TARGET         MAXIMUM
      NAME        (#)(/1/)   STOCK (#)(/1/) UNITS (#)(/1/)                          (#)(/3/)      (#)(/3/)        (#)(/3/)
---------------------------------------------------------------------------------------------------------------------------
 R.M. Rosenberg   200,000       120,000         80,000     11/07/94 to 11/07/97         0            0 to           200,000
                                                                                                    200,000
---------------------------------------------------------------------------------------------------------------------------
 L.W. Coleman     110,000        66,000         44,000     11/07/94 to 11/07/97         0            0 to           110,000
                                                                                                    110,000
---------------------------------------------------------------------------------------------------------------------------
 D.A. Coulter      60,000        36,000         24,000     11/07/94 to 11/07/97         0            0 to            60,000
                                                                                                    60,000
---------------------------------------------------------------------------------------------------------------------------
 M.E. Rossi        60,000        36,000         24,000     11/07/94 to 11/07/97         0            0 to            60,000
                                                                                                    60,000
---------------------------------------------------------------------------------------------------------------------------
 T.E. Peterson     60,000        36,000         24,000     11/07/94 to 11/07/97         0            0 to            60,000
                                                                                                    60,000
---------------------------------------------------------------------------------------------------------------------------
 M.A. Stein        60,000        36,000         24,000     11/07/94 to 11/07/97         0            0 to            60,000
                                                                                                    60,000

(1) Each performance share unit consists of 0.6 of a share of BAC restricted common stock and 0.4 of a cash-paid stock unit (defined as a right to receive a cash payment equal to the value of a share of BAC common stock on the date the unit vests). See "Long-Term Incentive Awards--Performance Share Program--Description" under the "Report of the Executive Personnel and Compensation Committee" for a description of the material terms of the performance share units, including the performance-related conditions to the vesting of the units. As that description indicates, the performance share program has both stock price-based performance criteria and, in case the target stock prices are not reached, the non-stock price-based performance criterion of total shareholder return. The number of shares of restricted stock underlying the performance share units and their dollar value have been included in the December 31, 1994 restricted stock holdings set forth above in the Summary Compensation Table under footnote
    2 to the column captioned "Restricted Stock Award(s)."
                         (Footnotes are continued at the top of the next page.)

(2) Although the maximum performance period is three years, one-third of the performance share units would vest upon reaching each of the three target stock prices, as indicated under "Long-Term Incentive Awards--Performance Share Program--Description" in the "Report of the Executive Personnel and Compensation Committee." Thus, all or part of the performance share units could vest in less than three years. It is also possible that all or part of the performance share units will never vest.

(3) With respect to the non-stock price-based feature of the performance share program: (i) the term "threshold" refers to the minimum amount payable for a certain level of performance; (ii) the term "target" refers to the amount payable if the specified target is reached; and (iii) the term "maximum" refers to the maximum payout possible. If the target relative total shareholder return is attained, the performance share units will fully vest (even though the target stock prices are not reached), unless the Committee determines in its sole discretion that all or part of the units shall not vest.

PENSION PLANS

Pension benefits are paid to executive officers under the BankAmeraccount Plan, a "cash balance" defined benefit pension plan, and the Supplemental Retirement Plan, which provides additional benefits to certain employees equal to the employer-provided benefits that an employee does not receive under the BankAmeraccount Plan because of Internal Revenue Code limits. Participants initially accrue benefits equal to 4% of qualified earnings in excess of one-fourth of the Social Security wage base each year and 2% below that level. After completing 10 years of covered service, participants accrue benefits equal to 5% and 2%, respectively, of qualified earnings. Qualified earnings include salary and most cash incentive and bonus payments. Participants' benefits are adjusted each year by an interest factor. Transition benefits are available to employees who accrued benefits under final average pay plans which were converted to the cash balance plan. Estimated annual retirement benefits under the BankAmeraccount Plan and Supplemental Retirement Plan for the BAC executive officers named below are as follows:

                                YEAR    AMOUNT OF
                              REACHING    LEVEL
                NAME           AGE 65  ANNUITY(/1/)
         ------------------------------------------
         R.M. Rosenberg(/2/)    1995     $119,090
         ------------------------------------------
         L.W. Coleman           2007      179,096
         ------------------------------------------
         D.A. Coulter           2012      178,120
         ------------------------------------------
         M.E. Rossi             2009      109,131
         ------------------------------------------
         T.E. Peterson          2000       72,086
         ------------------------------------------
         M.A. Stein             2005       76,789

            (1) The estimated annual retirement benefits shown
                assume annual bonuses equal to the average annual bonus received in the last five years, a 5% interest factor, retirement at age 65 and no increase in salary.

            (2) Does not include certain supplemental pension
                payments to which Mr. Rosenberg is entitled. See "Contracts with Executive Officers" below. The amount of such supplemental pension payments would, based upon the assumptions described in footnote (1), increase the amount of the level annuity by $71,850.

CONTRACTS WITH EXECUTIVE OFFICERS

R.M. Rosenberg entered into an employment agreement with BAC in 1987. The material terms of this agreement provided for two cash payments based on the price of BAC common stock. In January, 1994, Mr. Rosenberg received $348,351, the second and last cash payment. The amount of the second payment was equal to the fair market value (average of high and low sale prices per share) on December 31, 1993 of 6,667 shares of BAC common stock plus dividends in an amount equal to the accumulated dividends that would have been paid on such shares since January 1, 1989.

Mr. Rosenberg was formerly employed by Seafirst Corporation (Seafirst), a wholly owned subsidiary of BAC. BAC has agreed to make certain supplemental pension payments to Mr. Rosenberg as agreed to originally by Seafirst and Mr. Rosenberg on January 1, 1986 when he joined Seafirst. Under the supplemental pension agreement, Mr. Rosenberg is entitled to payments based on those to which he would have been entitled under the terms of the pension plan and defined contribution plan of Wells Fargo & Company, a former employer, as if he had remained employed with Wells Fargo & Company. These payments are not payable under certain circumstances. These payments are in addition to the estimated payments set forth in the table under "Pension Plans" above.

BANKING AND OTHER TRANSACTIONS

Directors and executive officers of BAC and their associates were customers of, and had ordinary business transactions with, the Bank and other BAC subsidiaries during 1994; additional transactions are expected. These transactions include deposits, repurchase agreements, other usual money market transactions, letters of credit, loans and commitments. Extensions of credit to directors and executive officers and entities controlled by them are subject to limitations imposed by the Federal Reserve Board's Regulation O. Regulation O requires that such extensions of credit (i) be made on substantially the same terms (including interest rates and collateral) as,
(ii) follow credit underwriting procedures not less stringent than, and (iii) not involve more than the normal risk of collectibility or present other unfavorable features in comparison with, terms prevailing for comparable transactions with unaffiliated persons having comparable credit and other characteristics. BAC believes that each such extension of credit, when made or renewed, complied with the requirements of Regulation O. The percentage of BAC's stockholders' equity represented by these extensions of credit is not material and was less than 0.5% at December 31, 1994.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There are no compensation committee interlocks.

                            OWNERSHIP OF BAC STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Directors and Executive Officers Ownership of BAC Stock

Information concerning beneficial ownership of BAC's stock by directors and executive officers set forth in the table below is as of March 1, 1995. In early 1995 the board adopted a BAC stock ownership guideline for outside directors of three times the annual retainer, to be achieved within five years of joining the board (for existing directors, five years from the date of adoption). The guideline may be met with either or both BAC common shares or restricted stock equivalent units under the Deferred Compensation Plan for Directors. Except as set forth below, no director or officer reported ownership of any shares of any series of BAC's preferred stock. Shareholdings set forth below include shares of common stock beneficially owned (i.e. shares over which the owner had sole or shared voting or investment power), and (i) in the case of directors, restricted stock equivalent units and (ii) in the case of Messrs. Rosenberg and Coleman and the other executive officers, restricted stock and option shares which the owner has the right to acquire within sixty days after March 1, 1995 by exercise of any option, warrant or right, through conversion of any security; or by automatic termination or power of revocation of a trust, discretionary account or similar arrangement; or by the lapse of restrictions on shares of restricted stock. Each individual owns less than 1% of BAC common stock and each has sole investment or voting power with respect to the shares set forth in the table that follows unless otherwise noted:

                                                         AGGREGATE NUMBER
                                                             OF SHARES
         NAME                                         BENEFICIALLY OWNED(/1/)
    -------------------------------------------------------------------------
     DIRECTORS:
    -------------------------------------------------------------------------
     J.F. Alibrandi                                              8,129
    -------------------------------------------------------------------------
     J.E. Barad                                                  1,360
    -------------------------------------------------------------------------
     P.B. Bedford(/2/)                                           3,271
    -------------------------------------------------------------------------
     A.F. Brimmer                                                1,281
    -------------------------------------------------------------------------
     R.A. Clarke                                                 3,035
    -------------------------------------------------------------------------
     L.W. Coleman(/3/)                                         268,894
    -------------------------------------------------------------------------
     T.F. Crull                                                  6,104
    -------------------------------------------------------------------------
     K. Feldstein(/4/)                                           4,271
    -------------------------------------------------------------------------
     D.E. Guinn                                                  6,662
    -------------------------------------------------------------------------
     P.M. Hawley                                                 4,570
    -------------------------------------------------------------------------
     F.L. Hope, Jr.                                              3,854
    -------------------------------------------------------------------------
     I.E. Lozano, Jr.                                            1,681
    -------------------------------------------------------------------------
     C.C. Maier                                                 10,521
    -------------------------------------------------------------------------
     W.E. Massey                                                   277
    -------------------------------------------------------------------------
     J.M. Richman                                                8,203
    -------------------------------------------------------------------------
     R.M. Rosenberg(/3/)                                       568,556
    -------------------------------------------------------------------------
     A.M. Spence                                                   850
    -------------------------------------------------------------------------
     OTHER NAMED EXECUTIVE OFFICERS:
    -------------------------------------------------------------------------
     D.A. Coulter(/3/)                                         112,999
    -------------------------------------------------------------------------
     T.E. Peterson(/3/)                                         99,654
    -------------------------------------------------------------------------
     M.E. Rossi(/3/)                                           117,187
    -------------------------------------------------------------------------
     M.A. Stein(/3/)                                           116,196
    -------------------------------------------------------------------------
     ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
      (24 PERSONS)(/5/)                                      1,637,913


    (1) For directors other than L.W. Coleman and R.M. Rosenberg, included in the amounts listed are each director's restricted stock equivalent units as follows: J.F. Alibrandi--2,358 units; J.E. Barad--360 units; P.B. Bedford--271 units; A.F. Brimmer--271 units; R.A. Clarke-- 271 units; T.F. Crull--2,179 units; K. Feldstein--271 units; D.E. Guinn--271 units; P.M. Hawley--570 units; F.L. Hope--271 units; I.E. Lozano--271 units; C.C. Maier--521 units; W.E. Massey--174 units; J.M. Richman--375 units; A.M. Spence--750 units. As described on page 4 of this Proxy Statement, the value of the restricted stock equivalent units fluctuates with changes in the value of BAC common stock, although the value of the units is paid in cash following retirement.

    (2) In addition, P.B. Bedford indirectly owns 2,000 shares of BAC common stock and 2,000 shares of BAC 8.16% Cumulative
        Preferred Stock, Series L, as to both of which he disclaims beneficial ownership.

    (3) Includes BAC common stock shares held by executive officers as follows: L. W. Coleman--21,128 shares; R.M. Rosenberg-- 41,507 shares; D.A. Coulter--2,564 shares; T.E. Peterson-- 9,600 shares; M.E. Rossi--6,482 shares; M.A. Stein--2,000 shares.

        Includes restricted stock and option shares (which the owner has the right to exercise within sixty days), respectively, held by executive officers as follows: L.W. Coleman--66,000 and 181,668 shares; R.M. Rosenberg--145,000 and 381,667 shares; D.A. Coulter--36,000 and 74,334 shares; T.E. Peterson--36,000 and 53,334 shares; M.E. Rossi--36,000 and 74,666 shares; M.A. Stein--37,000 and 76,668 shares.
                (Footnote 3 is continued at the top of the next page.)

        Also, includes shares held through the BankAmerishare Plan or other comparable employee savings plan as follows: L.W.
        Coleman--98 shares; R.M. Rosenberg--382 shares; D.A. Coulter-- 101 shares; T.E. Peterson--720 shares; M.E. Rossi--39 shares; M.A. Stein--528 shares.

    (4) In addition, K. Feldstein indirectly owns 1,000 shares, as to which she disclaims beneficial ownership.

    (5) As a group, beneficially owns less than 1% of BAC common stock.

Certain Other Beneficial Owners of BAC Stock

Based on a Schedule 13G as of December 31, 1994, The Capital Group Companies, Inc. (Capital) and certain of its affiliates, 333 South Hope Street, Los Angeles, CA 90071, reported beneficial ownership of 22,891,590 shares of BAC common stock or 6.17% of shares outstanding. Capital reported that it had sole voting power with respect to 4,863,130 of such shares and sole dispositive power with respect to 22,891,590 of such shares. BAC knows of no other person who beneficially owned more than five percent of any class of BAC's voting securities as of March 1, 1995.

COMPLIANCE WITH SECTION 16(A) OF THE 1934 ACT

Section 16(a) of the Securities Exchange Act requires BAC's officers and directors, and persons who own more than ten percent of a registered class of BAC's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish BAC with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that all required forms were filed, BAC believes that, during 1994, all Section 16 filing requirements applicable to its officers and directors were complied with.

                    MATTERS TO BE CONSIDERED AT THE MEETING

BOARD PROPOSALS

ITEM NO. 1: Election of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED IN THIS
PROPOSAL

The Board of Directors' slate of directors is set forth below. Each of the nominees currently serves as a director and was elected by the shareholders at the 1994 Annual Meeting, except John M. Richman and Jill E. Barad, who were appointed by the board effective on August 31, 1994 and September 1, 1994, respectively. Persons elected at the meeting will hold office until the 1996 Annual Meeting of Shareholders or until earlier retirement, resignation or removal. Cornell C. Maier is not standing for reelection in accordance with the board's retirement policy.

The number of BAC common shares owned by each nominee, all as of March 1, 1995, is set forth in "Ownership of BAC Stock" on page 18 of this Proxy Statement. As of that date, no director, nominee, or officer of BAC owned as much as 1% of BAC's outstanding common stock. BAC believes no one person "controls" its management policies, but under SEC interpretations one or more of BAC's directors and executive officers could be presumed to be "control" persons. In the event that any of the board's director nominees becomes unavailable to serve, proxies will be voted for the election of such other person as may be recommended by the Board of Directors or management. The board may also vote to reduce the number of directors to be elected. Certain information concerning the board nominees at March 1, 1995 follows:

                                      (1) PRINCIPAL OCCUPATION
                                      OF EMPLOYMENT
                                      (2) OTHER BUSINESS             DIRECTOR
               NAME AND TITLE         AFFILIATION(S)             AGE  SINCE
               --------------         ------------------------   --- --------
[PHOTO OF      JOSEPH F. ALIBRANDI    (1) Mr. Alibrandi is        66   1992(/1/)
JOSEPH P.      Chairman of the Board, chairman of Whittaker
ALIBRANDI      Whittaker Corporation  Corporation, a
APPEARS HERE]                         manufacturer of
                                      aerospace products. In
                                      1991, he assumed the
                                      additional post of
                                      chairman of
                                      BioWhittaker, Inc., a
                                      manufacturer of
                                      biotechnology products
                                      and a former subsidiary
                                      of Whittaker
                                      Corporation.
                                      (2) Director of Catellus
                                      Development Corporation,
                                      Jacobs Engineering
                                      Group, Inc. and Santa Fe
                                      Pacific Corporation.

--------
(1) Mr. Alibrandi served as a director of Security Pacific Corporation (SPC) from 1981 until 1992, when he became a BAC director.

                                         (1) PRINCIPAL OCCUPATION
                                         OF EMPLOYMENT
                                         (2) OTHER BUSINESS             DIRECTOR
               NAME AND TITLE            AFFILATION(S)              AGE  SINCE
               --------------            ------------------------   --- --------
[PHOTO OF      JILL E. BARAD             (1) Ms. Barad is            43   1994
JILL E. BARAD  President and Chief       president, chief
APPEARS HERE]  Operating Officer,        operating officer and a
               Mattel, Inc.              director of Mattel,
                                         Inc., a major
                                         manufacturer and
                                         distributor of toy
                                         products. She served as
                                         president of Mattel,
                                         USA, from 1990 to 1992,
                                         before assuming her
                                         current position.
                                         (2) Director of Reebok
                                         International LTD.

[PHOTO OF      PETER B. BEDFORD          (1) Mr. Bedford is the      56   1987
PETER B.       Chairman of the Board and chairman of the board
BEDFORD        Chief Executive Officer,  and chief executive
APPEARS HERE]  Bedford Property          officer of Bedford
               Investors, Inc.           Property Investors,
                                         Inc., a California-based
                                         real estate investment
                                         trust. He is also the
                                         president of Bedford
                                         Properties Holdings,
                                         Ltd., a California-based
                                         real estate development
                                         and investment firm he
                                         founded in 1962.
                                         (2) Director of Bixby
                                         Ranch Company.

[PHOTO OF      ANDREW F. BRIMMER         (1) Dr. Brimmer heads       68   1976
ANDREW F.      President, Brimmer &      Brimmer & Company, Inc.,
BRIMMER        Company, Inc.             a Washington, D.C.-based
APPEARS HERE]                            economic and financial
                                         consulting firm which he
                                         established in 1976.
                                         (2) Director of Airborne
                                         Express, BellSouth
                                         Corporation, BlackRock
                                         Investment Income Trust
                                         (and other BlackRock
                                         funds), Carr Realty
                                         Corporation, Connecticut
                                         Mutual Life Insurance
                                         Company, E.I. duPont de
                                         Nemours and Company,
                                         Gannett Company, Inc.,
                                         Navistar International
                                         Corporation and PHH
                                         Corporation.

[PHOTO OF      RICHARD A. CLARKE         (1) Mr. Clarke became       64   1990
RICHARD A.     Chairman of the Board,    chairman of the board of
CLARKE         Pacific Gas and Electric  Pacific Gas and Electric
APPEARS HERE]  Company                   Company, a San
                                         Francisco-based utility
                                         company, in 1986 after
                                         being named a director
                                         the prior year. He
                                         served as chief
                                         executive officer of the
                                         company from 1986 until
                                         1994.
                                         (2) Director of Potlatch
                                         Corporation.

                                         (1) PRINCIPAL OCCUPATION
                                         OF EMPLOYMENT
                                         (2) OTHER BUSINESS             DIRECTOR
               NAME AND TITLE            AFFILATION(S)              AGE  SINCE
               --------------            ------------------------   --- --------
[PHOTO OF      LEWIS W. COLEMAN          (1) Mr. Coleman became      53   1990
LEWIS W.       Vice Chairman of the      chief financial officer
COLEMAN        Board and Chief Financial of BAC and the Bank in
APPEARS HERE]  Officer, BankAmerica      1993 and has served as
               Corporation and           vice chairman of the
               Bank of America NT&SA     board and a director of
                                         BAC and the Bank since
                                         1990. Immediately prior
                                         to his appointment as
                                         chief financial officer,
                                         Mr. Coleman's
                                         responsibilities
                                         encompassed BAC
                                         subsidiary banks in the
                                         Northwestern United
                                         States and in Hawaii,
                                         investment management
                                         and private banking,
                                         special real estate
                                         asset management and
                                         disposition, and
                                         wholesale and
                                         international banking
                                         activities. Before that,
                                         Mr. Coleman had served
                                         since 1988 as head of
                                         the Bank's World Banking
                                         Group.
                                         (2) Director of Chiron
                                         Corporation.

[PHOTO OF      TIMM F. CRULL             (1) Before his              64   1992(/1/)
TIMM F.        Retired Chairman,         retirement in 1994, Mr.
CRULL          Nestle USA, Inc.          Crull served as chairman
APPEARS HERE]                            of Nestle USA, Inc., a
                                         processor of food and
                                         related products. He
                                         assumed that post in
                                         1991, after having
                                         served since 1985 as
                                         president and chief
                                         executive officer of
                                         Carnation Company, a
                                         Nestle subsidiary. He
                                         also served as chief
                                         executive officer of
                                         Nestle USA, Inc. from
                                         1991 to early 1994.
                                         (2) Director of Smart
                                         and Final, and Dreyer's
                                         Grand Ice Cream.

[PHOTO OF      KATHLEEN FELDSTEIN        (1) Dr. Feldstein is        54   1987
KATHLEEN       President,                president of Economics
FELDSTEIN      Economics Studies, Inc.   Studies, Inc., a
APPEARS HERE]                            Massachusetts-based
                                         private consulting firm.
                                         Her newspaper columns on
                                         economic affairs,
                                         written with her
                                         husband, Martin
                                         Feldstein, appear
                                         regularly in newspapers
                                         in the United States and
                                         abroad.
                                         (2) Director of
                                         Consolidated Rail
                                         Corporation, Digital
                                         Equipment Corporation,
                                         and the John Hancock
                                         Mutual Life Insurance
                                         Company.

--------
(1) Mr. Crull served as a director of SPC from 1984 until 1992, when he became a BAC director.

                                           (1) PRINCIPAL OCCUPATION
                                           OF EMPLOYMENT
                                           (2) OTHER BUSINESS             DIRECTOR
               NAME AND TITLE              AFFILATION                 AGE  SINCE
               --------------              ------------------------   --- --------
[PHOTO OF      DONALD E. GUINN             (1) Mr. Guinn was           62   1992(/1/)
DONALD E.      Chairman Emeritus,          chairman of the board
GUINN          Pacific Telesis Group       and chief executive
APPEARS HERE]                              officer of Pacific
                                           Telesis Group, a
                                           telecommunications
                                           holding company, before
                                           his retirement in 1988.
                                           (2) Director of
                                           Brunswick Corporation,
                                           The Dial Corp, Pacific
                                           Bell, Pacific Mutual
                                           Life Insurance Company,
                                           Pacific Telesis Group
                                           and Pyramid Technology
                                           Corporation.

[PHOTO OF      PHILIP M. HAWLEY            (1) Mr. Hawley served as    69   1977
PHILIP M.      Consultant and Retired      chairman and chief
HAWLEY         Chairman and Chief          executive officer of
APPEARS HERE]  Executive Officer,          Broadway Stores, Inc.
               Broadway Stores, Inc.       (formerly Carter Hawley
                                           Hale Stores, Inc.) until
                                           his retirement in 1993.
                                           (2) Director of American
                                           Telephone and Telegraph
                                           Company, Atlantic
                                           Richfield Company,
                                           Johnson & Johnson and
                                           Weyerhaeuser Company.

[PHOTO OF      FRANK L. HOPE, JR.          (1) Mr. Hope was            64   1992(/2/)
FRANK L.       Consulting Architect        chairman of Hope Design
HOPE, JR.                                  Group, an architectural
APPEARS HERE]                              and engineering firm,
                                           until 1993. He joined
                                           that firm in 1955 and
                                           was named chairman in
                                           1964.

[PHOTO OF      IGNACIO E. LOZANO, JR.      (1) Mr. Lozano is           68   1978
IGNACIO E.     Editor-in-Chief, La Opinion editor-in-chief of
LOZANO, JR.                                La Opinion, a Spanish-
APPEARS HERE]                              language daily newspaper
                                           based in Los Angeles.
                                           (2) Director of Pacific
                                           Enterprises, Pacific
                                           Mutual Life Insurance
                                           Company and The Walt
                                           Disney Company.

--------
(1) Mr. Guinn served as a director of SPC from 1980 until 1992, when he became a BAC director.

(2) Mr. Hope served as a director of SPC from 1978 until 1992, when he became a BAC director.

                                        (1) PRINCIPAL OCCUPATION
                                        OF EMPLOYMENT
                                        (2) OTHER BUSINESS             DIRECTOR
               NAME AND TITLE           AFFILATION                 AGE  SINCE
               --------------           ------------------------   --- --------
               WALTER E. MASSEY         (1) Dr. Massey is           56   1993
  [PHOTO OF    Provost and Senior       provost and senior, vice
  WALTER E.    Vice President,          president, academic
   MASSEY      Academic Affairs,        affairs, University of
APPEARS HERE]  University of California California. He joined the University of
                                        California in 1993,
                                        after serving for two
                                        years as director of the
                                        National Science
                                        Foundation, a federal
                                        agency that supports
                                        research and education
                                        in mathematics, science
                                        and engineering. Prior
                                        to that, he was vice
                                        president for research
                                        and professor of physics
                                        at the University of
                                        Chicago and director of
                                        that university's
                                        Argonne National
                                        Laboratory.
                                        (2) Director of Amoco
                                        Corporation and Motorola
                                        Inc.

  [PHOTO OF    JOHN M. RICHMAN          (1) Mr. Richman became      67   1994(/1/)
   JOHN M.     Of Counsel,              of counsel to the law
   RICHMAN     Wachtell, Lipton,        firm of Wachtell,
APPEARS HERE]  Rosen & Katz             Lipton, Rosen & Katz in
                                        1990, after retiring in
                                        1989 from the management
                                        of Philip Morris
                                        Companies, Inc. and
                                        Kraft General Foods,
                                        Inc., a subsidiary of
                                        Philip Morris. He had
                                        served as chairman and
                                        chief executive officer
                                        of Kraft, Inc. from 1979
                                        until its acquisition by
                                        Philip Morris in 1988.
                                        At that time, Mr.
                                        Richman became a vice
                                        chairman of Philip
                                        Morris and chairman and
                                        chief executive officer
                                        of Kraft General Foods,
                                        Inc.
                                        (2) Director of R.R.
                                        Donnelley & Sons Company
                                        and USX Corporation.


--------
(1) Mr. Richman served as a director of Continental Bank Corporation from 1980 until 1994, when he became a BAC director.

                                             (1) PRINCIPAL OCCUPATION
                                             OF EMPLOYMENT
                                             (2) OTHER BUSINESS             DIRECTOR
               NAME AND TITLE                AFFILATION                 AGE  SINCE
               --------------                ------------------------   --- --------
  [PHOTO OF    RICHARD M. ROSENBERG          (1) Mr. Rosenberg became    64   1987
  RICHARD M.   Chairman of the Board,        chairman and chief
  ROSENBERG    President and Chief Executive executive officer of BAC
APPEARS HERE]  Officer, BankAmerica          and the Bank in 1990. He
               Corporation and               held the position of
               Bank of America NT&SA         president of BAC and the
                                             Bank from February, 1990
                                             to April, 1992, and
                                             resumed that position in
                                             October, 1992. He served
                                             as vice chairman of the
                                             board and a director of
                                             BAC and the Bank from
                                             1987 to February, 1990.
                                             Before joining BAC, Mr.
                                             Rosenberg served as
                                             president and chief
                                             operating officer of
                                             Seafirst Corporation and
                                             Seattle-First National
                                             Bank which he joined in
                                             1986.
                                             (2) Director of Airborne
                                             Express, Northrop
                                             Corporation, Pacific
                                             Telesis Corporation and
                                             Potlatch Corporation.

  [PHOTO OF    A. MICHAEL SPENCE             (1) Dr. Spence became       51   1990
 A. MICHAEL    Dean of the Graduate School   dean of the graduate
   SPENCE      of Business,                  school of business at
APPEARS HERE]  Stanford University           Stanford University in
                                             1990. Before joining
                                             Stanford, he was
                                             professor of Economics
                                             and Business
                                             Administration and dean
                                             of the Faculty of Arts
                                             and Sciences at Harvard
                                             University.
                                             (2) Director of General
                                             Mills Company, Sun
                                             Microsystems Inc. and
                                             VeriFone Corp.


ITEM NO. 2: Ratification of Appointment of Ernst & Young LLP as Independent
            Auditors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

The board has appointed Ernst & Young LLP, Certified Public Accountants, as BAC's independent auditors for 1995. The appointment was recommended by BAC's Auditing and Examining Committee and is subject to shareholder ratification. The firm of Ernst & Young LLP or its predecessors has audited the accounts of BAC since 1970 and has offices in, or convenient to, most of the localities where BAC and its subsidiaries operate. Ernst & Young LLP performed audit services in connection with the examination of the financial statements of BAC and its subsidiaries for the year ended December 31, 1994. In addition, the firm rendered other audit services which included the review of financial statements and related information contained in various registration statements and filings with the SEC and limited reviews of financial statements and related information contained in quarterly reports provided to shareholders and the SEC.

In the event the selection of Ernst & Young LLP as independent auditors is not ratified by the shareholders, the Auditing and Examining Committee will seek other independent auditors. Because of the difficulty and expense of making any change in independent auditors so long after the beginning of the current year, it is likely that the appointment would stand for 1995 unless the board found other good reason for making a change sooner.

Representatives of Ernst & Young LLP will be present at the Annual Meeting and available to answer appropriate questions.

ITEM NO. 3: Approval of Two Amendments to the 1992 Management Stock Plan to
            Increase the Number of Shares of BAC Common Stock Available for Issuance Under the Plan and to Limit the Number of Options and Stock Appreciation Rights Awardable to Any Plan Participant

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

The 1992 Management Stock Plan (MSP) authorizes the Executive Personnel and Compensation Committee (Committee) to grant incentive stock options (ISOs), non-qualified stock options (NQSOs), stock appreciation rights (SARs), restricted stock equivalent units and other stock-based awards. In February, 1995, the board amended the MSP to increase the number of shares of BAC common stock available for issuance under the MSP and to limit the number of options and SARs awardable to any plan participant. These amendments are subject to shareholder approval. Descriptions of each amendment and of the material terms of the MSP follow.

  (a) Amendment to Increase the Number of Shares Available for Issuance Under the MSP

  The aggregate number of shares of BAC common stock that may be granted to all participants under the MSP in any one year is presently limited by the MSP to 1% of the number of shares of BAC common stock outstanding as of the end of the previous year, plus any shares available for issuance but remaining unissued from the previous year. The Committee recommended, and in February, 1995 the BAC board adopted, an amendment to increase the limit from 1% to 1.5%, effective upon shareholder approval.

  The number of eligible plan participants has increased significantly since early 1994, due largely to the acquisition of Continental Bank Corporation. However, that acquisition did not result in a significant increase in the number of outstanding shares of BAC common stock. Consequently, if the same guidelines for awards were used in 1995 as in 1994, the present 1% limit would prevent the Committee from making grants at the same levels as in 1994. Therefore, the board believes that increasing the limit by 0.5% is necessary in order for the Committee to have sufficient flexibility to carry out its responsibility to (i) establish compensation programs for executive officers that attract, motivate and retain key executives and
  (ii) administer such programs in a manner that benefits the long-term interests of BAC and its shareholders.

  (b) Amendment to Limit the Number of Options and SARs Awardable to Any Plan Participant

  The federal tax laws limit the deductibility of compensation paid to executive officers in certain circumstances. (See "Policy on Deductibility of Compensation" under the "Report of the Executive Personnel and Compensation Committee.") At present, the grants of stock options and SARs under the MSP are not subject to the limit, so BAC is able to obtain the federal tax benefits of deducting the full amount of compensation resulting from such grants. In order to continue to be eligible for this treatment after amending the MSP to increase the annual grant limit to 1.5% of the outstanding shares of common stock, a technical amendment to the MSP is also necessary to set a limit on the number of shares that can be granted to any plan participant over the life of the plan. Accordingly, the Committee recommended, and in February, 1995 the board approved, an amendment to the MSP, effective upon shareholder approval, providing that the maximum number of shares of BAC common stock underlying options and SARs that may be granted under the MSP to any plan participant during the 10-year term expiring March 2, 2002 is 10 million. Shares of stock underlying options and SARs that have already been awarded to any plan participant under the MSP must be taken into account in determining compliance with this limit.

  The board believes that it is in the best interests of BAC and its shareholders to establish this limit in order to be able to continue deducting MSP grants for federal tax purposes. Further, the board believes the limit of 10 million shares over the 10-year term of the MSP is appropriate because it will give the Committee appropriate flexibility in carrying out its responsibilities to make grants under the MSP to serve the long-term interests of BAC and its shareholders.

  (c) Summary of the MSP

  As noted in paragraph (a), the aggregate number of shares of BAC common stock that may be granted to all participants under the MSP in any one year is currently limited to 1% of the number of shares of BAC common stock outstanding as of the end of the previous year, plus any shares available for issuance but remaining unissued from the previous year (Reserve Shares). If the proposed amendment is approved the limit will be 1.5%, plus any Reserve Shares.

  Determinations and interpretations with respect to the MSP are at the sole discretion of the Committee and binding on all interested parties.

  Employees of BAC and any subsidiary of which 20% or more of the voting stock is owned by BAC, and other individuals whose participation in the MSP is deemed to be in the best interest of BAC, are currently eligible to receive awards under the MSP. The Committee has never made an award to a non-employee.

  In connection with each award of restricted stock and restricted stock equivalent units, the Committee specifies the conditions to be satisfied by the recipient prior to vesting. For employees of BAC or a subsidiary, such restrictions shall include a specified period of continued employment, which may not be less than one year following the award date. No more than 30% of the shares of common stock available for issuance under the MSP in any year may be issued in respect of restricted stock.

  Stock option awards and SARs cannot be issued under the MSP for an exercise price (in the case of options) or a grant price (in the case of SARs) that is below the market price of BAC common stock at the time of the award. Neither the exercise price of an option nor the grant price of an SAR may be changed after the award is issued, except to accommodate any stock splits or conversions which would affect all shareholders.

  Under certain circumstances, shares of BAC common stock and restricted stock equivalent units awarded under the MSP that for any reason are cancelled, terminated, expire, or are reacquired by BAC under the terms of the MSP may become available for future issuance or delivery under the MSP. However, neither (i) shares of BAC common stock transferred or relinquished to BAC upon the exercise of an option or in satisfaction of any withholding obligation, nor (ii) shares of BAC common stock subject to a grant denominated in shares of BAC common stock but settled by the payment of cash in accordance with the MSP become available for future issuance or delivery under the MSP. Notwithstanding the foregoing, the total number of shares that may be delivered in respect of ISOs granted under the MSP may not exceed 5 million shares, except in certain circumstances to prevent the dilution or enlargement of benefits available under the MSP.

  ISOs are options which under certain circumstances and subject to certain restrictions have special tax benefits for employees. NQSOs are options which do not receive such special tax treatment under the Internal Revenue Code. When the Committee grants an ISO and when the holder exercises an ISO and acquires BAC common stock, the holder realizes no income and BAC can claim no deduction. If the holder sells the common stock before two years from grant or one year from exercise of the ISO (a disqualifying disposition), any gain will be deemed compensation and taxed as ordinary income to the extent of the lesser of (i) the spread between the option price and the fair market value of the stock at exercise (the spread) or
  (ii) the difference between the sale price and the exercise price. If a disqualifying disposition occurs, BAC can claim a deduction equal to the amount treated as compensation. When the Committee grants an NQSO, the holder realizes no income and BAC can claim no deduction. When the holder exercises an NQSO, the holder realizes ordinary income to the extent of the spread and BAC can claim a deduction for the same amount at such time. When the Committee grants an SAR, the holder realizes no income and BAC can claim no deduction. The cash or the fair market value of stock received on an SAR exercise is taxed to the holder at ordinary income rates. BAC can claim a deduction in the same amount at such time. Restricted stock grants are generally not taxable to recipients at the time of grant and BAC generally claims no deduction at that time. BAC will receive a deduction and the holder will recognize taxable income equal to the fair market value of the restricted stock at the time the restrictions lapse, unless the holder elects, within thirty days of notification of the award, to recognize the income on the award date, in accordance with Section 83 of the Internal Revenue Code. If the holder makes an election under Section 83, BAC's deduction will then also occur in the year of the restricted stock award.

  Reference should be made to the full text of the MSP for a complete description of its terms and conditions. A complete copy of the MSP can be obtained from the Corporate Secretary's Office at the address listed on page 1.

SHAREHOLDER PROPOSALS

BAC receives many suggestions from shareholders, some as formal shareholder proposals. All are given careful attention.

Proponents of three shareholder proposals have stated that they intend to present the following proposals at the Annual Meeting. The name and address of and number of shares of BAC stock held by the proponents will be furnished by BAC, either orally or in writing, as requested, promptly upon receipt of any oral or written request directed to the Corporate Secretary's Office. The proposals and proponents' statements are quoted below. The board opposes the following proposals for the reasons stated after each proposal.

ITEM NO. 4: Shareholder Proposal Concerning Director Compensation

"The shareholders of BankAmerica Corporation request the Board of Directors take the necessary steps to amend the company's governing instruments to adopt the following: Beginning on the 1996 BankAmerica Corporation fiscal year all members of the Board of Director's total compensation will be 1500 shares of BankAmerica common stock each year. No other compensation of any kind will be paid."

Proponent's Statement

The shareholder proponent submitted the following statement in support of the proposal:

"For many years the Rossi family have been submitting for shareholder vote, at this corporation as well as other corporations, proposals aimed at putting management on the same playing field as the shareholders. This proposal would do just that.

"A few corporations have seen the wisdom in paying directors solely in stock.
  Most notably, Scott Paper and Travelers. Ownership in the company is the American way. We feel that this method of compensation should be welcomed by anyone who feels they have the ability to direct a major corporation's fortunes.

"The directors would receive 1500 shares each year. If the corporation does well, the directors will make more money in the value of the stock they receive and the dividend that usually rise with more profits. If things go bad, they will be much more inclined to correct things, because it will be coming directly out of their pockets. Instead of the way it is done now, where directors receive the same compensation for good or bad performance.

"Last year at the Shareholder's annual meeting, the question was asked by Emil
  Rossi to Mr. Rosenberg. Since he had taken over several banks that were in financial difficulties, if these banks didn't turn out the way he expected, as a few years ago, the dividend was drastically cut and then eliminated, would Mr. Rosenberg also take a pay cut the same degree as the shareholders. Mr. Rosenberg never answered the question. The reason I bring this up is because, if things go wrong and the dividend is cut and the price of our shares go to $5.00 a share in the future. With this proposal in place the Board of Directors will be hit in the pocket and you can depend they will do something about the CEO. If Mr. Rosenberg succeeds, bless him!"

Board of Directors Response to Shareholder Proposal

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL

The BAC board shares the proponent's belief in the importance of equity-based compensation for directors. The board also believes that directors should have a financial stake in the company. However, it is the board's opinion that equity-based compensation should not be the sole form of compensation of board members. Rather, the board believes a fair and competitive total compensation package for directors combines both stock-related and cash compensation. To this end, the board in 1993 amended the company's Deferred Compensation Plan for Directors to require non-officer directors to defer at least 25% of their annual retainer in the form of restricted stock equivalent units, which is payable only upon retirement. Amounts deferred are converted into restricted stock equivalent units on the basis of the fair market value of BAC common stock at the time of the deferral. The value of these stock equivalent units fluctuates with changes in the market price of BAC common stock.

In early 1995 the board adopted a BAC stock ownership guideline for outside directors of three times the annual retainer, to be achieved within five years of joining the board (for existing directors, five years from the date of adoption). The guideline may be met with either or both BAC common shares or restricted stock equivalent units under the Deferred Compensation Plan for Directors.

The board believes the existing BAC director compensation structure offers directors the flexibility to balance stock-related and cash compensation in a manner compatible with their individual circumstances. Further, this compensation structure is competitive with industry standards. The board believes that eliminating all cash compensation to non-officer directors could limit BAC's ability to attract and retain qualified individuals to serve as directors and, therefore, would not be in BAC's best interests.

The board recommends a vote against this proposal for the reasons set forth above.

ITEM NO. 5: Shareholder Proposal Concerning Reincorporating BAC From Delaware
            to California

"Resolved: That shareholders urge the Board of Directors of BankAmerica Corp.
  to take the steps necessary to reincorporate our Company from Delaware to California."

Proponent's Statement

The shareholder proponent submitted the following statement in support of the proposal:

"While Bank of America was founded in California, is headquartered in California, maintains a vast portfolio of loans to California businesses and individuals, and employs more Californians than residents of any other single state, the state that oversees our company's corporate rules is Delaware.

"For Bank of America, Delaware offers corporate governance law friendly to management. In 1986, for example,the state removed the financial penalty for directors who violate the fiduciary duty of care.

"For Delaware, such management-friendly rules attract incorporations. And incorporations mean fees--enough fees so that Delaware has no sales tax and relatively low property taxes. Delaware lawmakers make no secret of this scheme and the motives behind it.

"In fact, 54 of the 100 largest American companies incorporate in Delaware, and only one of these--DuPont--is headquartered here. Twelve of those 100 are headquartered in California but only two of these--Hewlett Packard and Apple Computer--are incorporated here; nine of the 12 are incorporated in Delaware.

"But what serves management and Delaware, however, doesn't necessarily serve shareholders. As another example, Delaware law tolerates any supermajority vote requirements. Some companies have locked up simple governance rules such as classified board with an 80% supermajority vote requirement to amend it-- disenfranchising 79% of the shareholders who might seek reform.

"Most problematic is the 'race to the bottom' among the states. For example, Delaware's action to limit director liability led first to a flood of reincorporation proposals. Then, 26 other states subsequently adopted similar laws 'in an attempt to keep their in-state companies from moving to Delaware,' explained IRRC.

"California once required companies to offer cumulative voting, but dropped this under threat of reincorporations. In this episode, employee shareholders of Pacific Enterprises who own more than 20% of the stock sought to elect an employee representative to the board. In their first effort, the employee-shareholders came close. That's when the company lobbied the state legislature, which removed the cumulative voting mandate.

"Reincorporating the Bank of America to California won't immediately solve all corporate governance deficiencies because the 'race to the bottom' has already taken its toll. Still, state lawmakers have become increasingly restless with this 'race.' A recent report from the National Conference of State Legislatures, authored by California state Sen. Dan McCorquodale calls on lawmakers to pay close attention to matters of corporate governance. With diligence, these lawmakers can make good on this resolve. It's then up to shareholders to bring corporations back from Delaware.

"By reincorporating the Bank of America in California, shareholders can bring our company back home and help end the race to the bottom."

Board of Directors Response to Shareholder Proposal

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL

The BAC board believes that the best interests of the company and its shareholders are served by retaining BAC's incorporation in the state of Delaware, where it has been incorporated since the company's inception in 1968. Like many other corporations, BAC selected Delaware as its state of incorporation so the corporation--and its shareholders--could benefit from that state's corporate law which is comprehensive, predictable and mature. Delaware is also favored because both its legislature and judicial system (the Delaware Court of Chancery) are prominent in corporate law matters. The fact that other states are following Delaware's lead in many areas of corporate law does not mean that BAC would benefit from incorporating in another state; in fact, it tends to reinforce the favorable opinion that BAC and many other corporations have of Delaware as a place to incorporate.

The proponent suggests that BAC is predominantly a California company, and therefore, California should be its state of incorporation. BAC is not just a California company. Rather, BAC is the second-largest bank holding company in the United States, based on total assets at December 31, 1994. BAC, through its various banking and other subsidiaries, provides banking and financial products and services throughout the U.S. and in many offshore markets. Also, a large portion of BAC's revenues are derived from customers outside of California.

BAC does not believe that Delaware is hostile to shareholder interests. For example, in a number of cases involving mergers or acquisitions, the Delaware courts have set aside corporate action which was taken in a manner determined to be unfair to shareholder interests. The Chief Justice of the Delaware Supreme Court has also spoken out on the importance of good corporate governance and has encouraged companies to adopt corporate governance principles similar to those which BAC recently adopted. (Highlights of BAC's governance principles are contained on page 88 of the Annual Report and the complete text of the principles is available from the Corporate Secretary's Office).

Finally, the reincorporation process would increase costs and administrative tasks at BAC, and the BAC board believes that there would be no material cost savings and no other significant benefits to BAC from reincorporating in California. Given this cost-benefit equation, the BAC board believes shareholder value lies in retaining BAC's incorporation in the state of Delaware.

The board recommends a vote against this proposal for the reasons set forth above.

ITEM NO. 6: Shareholder Proposal Concerning the Preferred Share Purchase Rights
            Plan

"Resolved: That the shareholders of BankAmerica Corp. request that the Board of Directors redeem the shareholder rights plan unless the issue is approved by the affirmative vote of a majority of the outstanding shares at a meeting of the shareholders held as soon as possible."

Proponent's Statement

The shareholder proponent submitted the following statement in support of the proposal:

"In April 1988, the Board of Directors adopted a takeover defense commonly known as a 'poison pill.'

"Generally, we believe such plans depress a company's stock price and serve to insulate management. We believe these problems apply directly to BankAmerica.

"The drag of poison pill rights plans on the trading value of companies' stock is well documented. Given the precipitous decline in BankAmerica stock during 1994, the board should consider redeeming the pill as part of an effort to improve shareholder value.

"What's more, the 'pill' is an inappropriate, antiquated and unnecessary takeover device. Apologists for poison pills claim that they prevent a 'midnight raid' on the company. The statute in Delaware, where our company is incorporated, provides ample protection for corporations generally. What's more, federal banking regulators represent another layer of deliberation in any change of control for a bank.

"Poison pills have become increasingly unpopular in recent years. Since the beginning of 1990, Time Warner, United Technologies, La Quinta Inns, and Lockheed have voluntarily redeemed their poison pills. Since 1990, a majority of voting shareholders at more than 24 companies asked management to either repeal, redeem or allow a shareholder vote on poison pills. In 1994 alone, a majority of voting shareholders at Advanced Micro Devices, Community Psychiatric Centers, Intel, Ryder and Wellman, joined this list.

"Management insulation constitutes a serious concern for shareholders. The pill itself was created unilaterally, without consulting shareholders.

"Our proposal on the 'poison pill' simply attempts to give shareholders an opportunity to express their views on the rights issue and the method by which it was adopted.

"For these reasons, we believe the unilateral adoption of this poison pill plan by the Board detracts from our company's broader relationship with its shareholders and harms shareholder value. Therefore, we urge a vote in favor of the resolution."

Board of Directors Response to Shareholder Proposal

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL

The Preferred Share Purchase Rights Plan (the "Rights Plan") was adopted by the Board of Directors more than six years ago and the rights issued thereunder expire in 1998. The Rights Plan was adopted to protect the interests of all the shareholders and to give BAC's Board of Directors the flexibility to maximize the value of the shareholders' investment in BAC in the event an unsolicited attempt is made to acquire BAC. Unsolicited takeover attempts could include a gradual accumulation of shares in the open market, a partial or two-tier tender offer that does not treat all shareholders equally, a squeeze-out merger, and other abusive takeover tactics. The board believes these tactics are not in the best interests of shareholders because they unfairly pressure shareholders, squeeze them out of their investment and deprive them of the full value of their shares. The Rights Plan provides a strong incentive for anyone interested in acquiring BAC to negotiate directly with the Board of Directors, which is in the best position to assess the adequacy and fairness of any offer.

Contrary to what the proponent suggests, there is no evidence that the Rights Plan has in any way weakened BAC's financial strength, interfered with its business plans, affected earnings per share, diluted shareholder ownership interests or restricted trading in BAC's securities. Although it is difficult to isolate factors affecting the price of BAC's common stock over a period of more than six years, the Board of Directors believes that the adoption of the Rights Plan has not had any significant impact on the stock price. The closing price of BAC's common stock on April 8, 1988, the last trading day before adoption of the Rights Plan, was $11.125. The closing price on March 15, 1995, the approximate date of this proxy statement, was $47.75.

The Rights Plan is not intended to deter fair takeover bids for BAC. It is intended to deter any attempt to acquire BAC in a manner or on terms that are not in the best interests of all shareholders. The Board of Directors believe that the Rights Plan represents a sound and reasonable means of addressing the complex issues of corporate policy created by the current takeover environment.

The board adopted a set of corporate governance principles in 1995, including a principle on rights plans. The principle states the board's belief that rights plans have proven effective in increasing shareholder value in certain circumstances. It also states that should the board decide to adopt a new rights plan, or to amend or extend the existing plan, it is the present intent of the board to submit such actions or the new plan to the shareholders for approval. (The full text of the rights plans principle can be obtained from the Corporate Secretary's Office).

The board recommends a vote against this proposal for the reasons set forth above.

                       PROXIES AND VOTING AT THE MEETING

A simple majority of the votes present or represented by proxy will determine the listed items of business. Under Delaware law and BAC's Certificate of Incorporation and By-laws, the total number of votes cast "for" a proposal will determine whether the proposal is adopted. Abstentions are counted in determining the total number of votes cast. While not counted as votes for or against a proposal, abstentions have the same effect as votes against a proposal. If a broker or other nominee holding shares for a beneficial owner does not vote on a proposal (broker non-votes), the shares will not be counted in determining the number of votes cast.

The board recommends a vote "FOR" Item Nos. 1, 2 and 3 and "AGAINST" Item Nos. 4, 5 and 6, as discussed above. You have one vote for each common share registered in your name on BAC's books on March 27, 1995, at 5:00 p.m. (Pacific Standard Time). As of March 1, 1995, BAC had 373,543,079 common shares outstanding and entitled to vote.

The proxies will vote your shares according to your instructions. If you return a properly signed and dated proxy card but do not mark any choices on any item, your shares will be voted in accordance with the recommendations of the Board of Directors as to such item. The proxy card gives authority to the proxies to vote your shares on any other matter that may be presented at the meeting.

PLEASE SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED.

You may revoke the board-solicited proxy before its exercise by delivering written notice at the address listed on page 1 or by submitting a subsequently dated proxy, or by attending the meeting and voting by ballot. Your proxy also governs the voting of shares held for your account under BAC's Shareholder Investment Plan.

BAC has instituted use of a single proxy card for all shareholder voting. To protect the confidentiality of employee votes under employee benefit plans, BAC has directed its stock transfer agent to restrict BAC's access to proxy cards and ballots and to report voting results only in the aggregate. These directions apply in all circumstances with respect to employee votes and voting instructions. With respect to non-employee shareholders, the directions also apply except in cases of proxy contests, tender offers and other change of control situations.

The proxy card serves as a voting instruction to the trustee of the BankAmerishare Plan and the Seafirst Employee Matched Savings Plan for participants in the plans having shares allocated to their accounts. If the plan shares are held in the same names as shares held directly by a shareholder, the proxy card represents the combined total of plan shares and shares held directly for the individual. Plan participants who wish to have their plan shares voted differently than their shares held directly may do so by so stating on the proxy card. The trustees of the plans will only vote those plan shares for which voting instructions are received. To protect the confidentiality of individual ballot selections of such plan participants, the transfer agent will tabulate these ballot selections and then report the results only in the aggregate to the plan trustees and BAC, respectively. Plan participants having questions regarding the voting of their plan shares should contact Institutional Trust Services, Unit #9260 for BankAmerishare and Employee Benefits and Trust Services, CSC-23 for the Seafirst Employee Matched Savings Plan.

Under BAC's By-laws, a shareholder must give BAC's Corporate Secretary 30 to 60 days' prior notice of any business the shareholder wishes to bring before the meeting for a vote. The earliest date for receipt of notice was March 24, 1995, and the last day for receipt of notice is April 25, 1995. The address to which such notice should be delivered is listed on page 1. The notice must give the following information with respect to any business the shareholder wishes to bring before the meeting: the name and address of the shareholder proposing the business, as they appear on BAC's stock records; the class and number of shares of BAC stock the shareholder owns; and any material interest of the shareholder in the business.

A report of the votes on matters considered at the meeting will be included in BAC's quarterly report on Form 10-Q for the second quarter of 1995.

                                 OTHER MATTERS

OTHER BUSINESS FOR MEETING

The enclosed proxy confers upon the person or persons entitled to vote the shares represented thereby discretionary authority to vote such shares in accordance with their best judgment with respect to all matters which may properly come before the meeting in addition to the scheduled items of business. It is intended that proxies solicited by the board, unless otherwise specified therein, will be voted in accordance with the recommendations of the Board of Directors.

In addition to the shareholder proposals submitted for and included in this proxy statement, certain shareholders have notified BAC's Corporate Secretary of the possibility that they may raise one or more proposals for consideration from the floor of the Annual Meeting. These proposals relate to gender bias, conflicts of interest, director term limits, disclosure of adverse litigation and officers' personal liability.

Assuming the shareholders comply with the By-law requirement to notify BAC between March 24, 1995 and April 25, 1995 of the intent to present the proposals and that the proposals are proper items of business for shareholder action, they would be entitled to be voted upon at the meeting. The persons named in the proxy card intend to vote the proxies, with respect to any such other matters, (i) with discretionary authority, and (ii) in accordance with their best judgment. The board will recommend to the proxyholders that they vote "AGAINST" the shareholder proposals discussed in the preceding paragraph if presented at the meeting.

PROXY SOLICITATION

The cost of proxy solicitation will be borne by BAC. In addition, BAC has retained D.F. King & Co., Inc., to aid in the solicitation of proxies at an estimated cost of $30,000 plus out-of-pocket expenses. Banks, brokers and other nominees will be reimbursed for their customary expenses incurred in connection with the forwarding of such materials. In addition, proxies may be solicited, without additional compensation, by directors, officers and other regular employees of BAC and its subsidiaries by telephone, telegraph or in person.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 1996 MEETING

Proposals of shareholders for next year's Proxy Statement must be received on or before November 28, 1995. Proposals should be mailed to BankAmerica Corporation at the address listed on page 1.

YOUR VOTE IS IMPORTANT

It is important that your shares be represented and voted at the meeting. Please fill out, sign, date and return the accompanying proxy card in the envelope provided as soon as possible whether or not you plan to attend the meeting.

Dated: March 27, 1995

                                        By order of the Board of Directors

                                        CHERYL SOROKIN

                                        Cheryl Sorokin
                                        Executive Vice President and Secretary

                                                NOTICE TO SHAREHOLDERS

                                                In our on-going effort to
                                                reduce expenses, BankAmerica
                                                Corporation is no longer
                                                publishing a quarterly report
                                                to shareholders. Interim
                                                financial and other
                                                information about BAC may be
                                                found in its quarterly (i)
                                                press release on earnings and
                                                (ii) Form 10-Q. This
                                                information, along with the
                                                Annual Report to Shareholders
                                                and additional copies of the
                                                Proxy Statement, may be
                                                obtained from:

                                                Corporate Public Relations
                                                #3124
                                                Bank of America
                                                P.O. Box 37000
                                                San Francisco, CA 94137

                                      LOGO

                           Printed on Recycled Paper

                                                                        APPENDIX
                                                                        --------

                       [LOGO OF BANKAMERICA CORPORATION]


                            BANKAMERICA CORPORATION


                          1992 MANAGEMENT STOCK PLAN







                                                        AS ADOPTED MARCH 2, 1992

                            BANKAMERICA CORPORATION
                           1992 MANAGEMENT STOCK PLAN

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                   ARTICLE I

GENERAL.....................................................................  1
      1.1  Background of Plan...............................................  1
      1.2  Purpose of the Plan..............................................  1
      1.3  Definitions......................................................  1
      1.4  Administration of Plan...........................................  3
      1.5  Eligibility to Receive Grants and Awards.........................  5
      1.6  Types of Grants and Awards Under Plan............................  5
      1.7  Limitation on Available Shares...................................  5
      1.8  Effective Date and Term of Plan..................................  6

                                   ARTICLE II

INCENTIVE STOCK OPTIONS AND NON-QUALIFIED STOCK OPTIONS.....................  7
      2.1  Grant of Stock Options...........................................  7
      2.2  Award Agreements.................................................  7
      2.3  Option Price.....................................................  7
      2.4  Option Period....................................................  7
      2.5  Limitation on ISOs...............................................  8
      2.6  Manner of Paying Option Price....................................  8
      2.7  Exercise of Option...............................................  8
      2.8  Cancellation of SARs.............................................  9
      2.9  Cancellation and Regrant of Options..............................  9

                                  ARTICLE III

STOCK APPRECIATION RIGHTS...................................................  9
      3.1  Grant of Stock Appreciation Rights...............................  9
      3.2  Form and Timing of Payment.......................................  9
      3.3  Cancellation of Related Options.................................. 10

                                   ARTICLE IV

RESTRICTED STOCK AND RESTRICTED STOCK UNITS................................. 10
      4.1  Introduction..................................................... 10
      4.2  Award of Restricted Stock and Restricted Stock Units............. 10
      4.3  Minimum Restrictions on Disposition.............................. 11
      4.4  Optional Restrictions............................................ 11
      4.5  Termination of Employment of Restricted Stockholder
           for Gross Misconduct............................................. 12
      4.6  Termination of Employment of Restricted Stockholder
           not Involving Gross Misconduct................................... 12
      4.7  Registration and Escrow.......................................... 12

                                                                            PAGE
                                                                            ----
     4.8  Payment in Respect of Restricted Stock Units...................... 13
     4.9  Dividends on Resticted Stock...................................... 13
     4.10 Voting Rights..................................................... 13

                                   ARTICLE V

OTHER STOCK-BASED AWARDS.................................................... 14
     5.1  Other Stock-Based Awards.......................................... 14

                                   ARTICLE VI

MISCELLANEOUS............................................................... 14
     6.1  Notices........................................................... 14
     6.2  Amendments of Plan................................................ 15
     6.3  Leaves of Absence................................................. 15
     6.4  Dilution and Other Adjustments.................................... 15
     6.5  General Restriction............................................... 16
     6.6  Change in Control................................................. 16
     6.7  Withholding Taxes................................................. 16
     6.8  Non-Assignability................................................. 16
     6.9  No Right to Employment............................................ 16
     6.10 Rights as Shareholder............................................. 17
     6.11 Entire Plan....................................................... 17
     6.12 Governing Law..................................................... 17
     6.13 Delegation........................................................ 17
     6.14 Foreign Employees................................................. 17

                            BANKAMERICA CORPORATION
                           1992 MANAGEMENT STOCK PLAN

                                   ARTICLE I

                                    GENERAL

     1.1 Background of Plan. BankAmerica Corporation hereby establishes the BankAmerica Corporation 1992 Management Stock Plan (the "Plan"). The Plan provides for the grant of stock options on BankAmerica Corporation Common Stock, and for the grant of restricted stock, restricted stock units, stock appreciation rights, and other stock-based awards. The Plan is the successor to the BankAmerica Corporation 1987 Management Stock Plan.

     1.2 Purpose of the Plan. The purpose of the Plan is to provide contingent financial incentive to key executive officers of BankAmerica Corporation and its present and future Subsidiaries (as defined below) and other individuals whose participation in the Plan is deemed to be in the best interests of BankAmerica Corporation. The Plan will offer competitive levels of incentive compensation related to long-term corporate financial performance to those key officers and other employees of the Company and other individuals who, by virtue of their position and efforts, contribute to or substantially influence the financial success of BankAmerica Corporation over multiple-year periods. The Plan is also intended as a means of increasing officer shareholdings, thereby strengthening the commonality of interest between BankAmerica shareholders and key officers and other employees in the Company's management, and as an aid in attracting, retaining and motivating key officers and other employees of outstanding abilities and specialized skills.

     1.3 Definitions. As used in the Plan and the related Award Agreements, the following terms, when written with initial capital letters, will have the meanings stated below:

       (a) Award means any grant or award of an Option, Restricted Stock, Restricted Stock Unit, SAR or Other Stock-Based Award under the Plan.

       (b) Award Agreement means any written agreement between BankAmerica and an employee of the Company or other individual pursuant to which a grant or award is made under the Plan. The Committee shall determine the provisions of each Award Agreement subject to the provisions hereof.

       (c) BankAmerica means BankAmerica Corporation, a Delaware corporation.

       (d) Board means Board of Directors of BankAmerica.

       (e) Change in Control means that either (i) a notice of acquisition of 10% or more of the common stock of BankAmerica has been filed with the Federal Reserve Board under the Change in Bank Control Act (12 USC (S) 1817(j)) and such acquisition has been approved by the Federal Reserve Board or has not been disapproved within the time period provided by that Act and the Regulations adopted by the Federal Reserve Board pursuant thereto; (ii) during any period subsequent to March 2, 1992, a majority of the Board of Directors of BankAmerica shall cease for any reason to consist of either those individuals who are directors of BankAmerica on that date or those persons who are nominated as new directors by the directors as of that date or their successors who have been so nominated; or (iii) the Board of Directors of BankAmerica adopts a resolution to the effect that as a result of an event that has occurred or is about to occur, a change in control will be deemed to have occurred for purposes of this Plan.

       (f) Committee means the Executive Personnel and Compensation Committee of the Board.

       (g) Common Stock means shares of BankAmerica's common stock, $1.5625 par value per share.

       (h) Company means BankAmerica and its Subsidiaries, collectively.

       (i) The Fair Market Value of a share of Common Stock on any date means the average of the high and low sales prices of a share of Common Stock as reflected in the report of consolidated trading of New York Stock Exchange listed securities for that day (or, if no shares were publicly traded on that day, the immediately preceding day that shares were so traded) published in The Wall Street Journal or in any other publication selected by the Committee; provided, however, that if shares of Common Stock shall not have been publicly traded for more than ten days immediately preceding such date, then the fair market value of a share of Common Stock shall be determined by the Committee in such manner as it may deem appropriate.

       (j) Major Combination means a merger, acquisition or other business combination in which the number of shares of Common Stock outstanding as of the close of business on the effective date of the combination is at least 10% greater than the number of shares of Common Stock outstanding prior to the effective date of the combination.

       (k) 1987 Plan means the plan adopted by the Board of Directors of Bank America Corporation on April 6, 1987, as amended, pursuant to which BankAmerica Corporation has issued non-qualified stock options, incentive stock options, performance stock options, and restricted stock to key officers and other employees of BankAmerica and to other individuals whose participation in the 1987 Plan was deemed to be in the best interests of BankAmerica.

       (l) Option means an option to purchase shares of the Common Stock, and shall be one of two kinds: (i) Incentive Stock Options ("ISOs") and (ii) Non-Qualified Stock Option ("NQSOs"). The Company intends the ISOs shall meet the requirements of Section 422A of the Internal Revenue Code and the regulations thereunder applicable to incentive stock options, and that NQSOs shall not meet such requirements.

       (m) Optionee means the holder of an Option.

       (n) Other Stock-Based Award means an Award granted pursuant to Section
    4.11 of the Plan.

       (o) Participant means an officer, employee or other individual designated to receive a grant or award under the Plan.

       (p) Restricted Stock means Common Stock issued or delivered pursuant to
    Article IV with the restrictions set forth therein.

       (q) Restricted Stock Unit means any right granted pursuant to Article IV that is denominated in shares of Common Stock.

       (r) Retirement means the last day of employment with the BankAmerica or one of its Subsidiaries prior to the employee's retirement under a retirement program of BankAmerica or one of its Subsidiaries.

       (s) Stock Appreciation Right ("SAR") has the meaning set forth in Section 3.1.

       (t) Subsidiary means any corporation of which BankAmerica owns, directly or indirectly, twenty percent or more of the voting stock.

       (u) Window Period means the time period described in Section 3.2 hereof.

     1.4 Administration of Plan. (a) The Plan shall be administered by the Committee. The Committee shall consist of at least three members of the Board, none of whom shall be, while serving on the Committee, eligible to receive a grant or award under the Plan or under any other plan of the Company or its affiliates under which the participants are entitled to acquire Common Stock, stock options, restricted stock, restricted stock units, and related rights, stock appreciation rights or other stock-based awards of the Company or any of its affiliates. Members of the Committee shall serve at the pleasure of the Board. Notwithstanding the foregoing, all grants and awards under the Plan to the Chief Executive Officer of BAC shall be approved or ratified by the Board.

       (b) Subject to the provisions of the Plan, the Committee shall have sole, final, and conclusive authority to determine:

           (i) the employees and other individuals to whom Awards shall be made;

           (ii) the number of shares of Common Stock to be optioned, granted or awarded to each such employee or other individual;

           (iii) whether and to what extent an Optionee may use already-owned shares of Common Stock to exercise Options;

           (iv) the restrictions to be imposed on each share of Restricted Stock and on Restricted Stock Units awarded pursuant to Article IV of this Plan, which shall not be less than the minimum restrictions set forth therein;

           (v) which Options granted shall be Incentive Stock Options, and which shall be Non-Qualified Stock Options;

           (vi) the price to be paid for the shares upon the exercise of each Option, which shall be not less than 100% of the Fair Market Value per share, as determined by the Committee, of the Common Stock at the time of granting the Option;

           (vii) the period within which each Option shall be exercised;

           (viii) the terms and conditions of each Award Agreement between BankAmerica and an employee or other individual to whom the Committee has made an Award, which, however, shall be in accordance with the provisions of the Plan; and

           (ix) subject to the provisions of Section 6.13, the Committee shall have the power, authority, and sole discretion to construe, interpret and administer the Plan. The Committee's decisions construing, interpreting and administering the Plan shall be conclusive and binding on all parties.

     1.5 Eligibility to Receive Grants and Awards. Employees of BankAmerica or of any of its Subsidiaries who shall, in the judgment of the Committee be qualified by position, training or ability to contribute substantially to the progress of BankAmerica, shall be eligible to receive grants and awards under the Plan. The Committee may also make grants and awards to such other individuals whose participation in the Plan is determined to be in the best interest of BankAmerica, provided that the shares of Common Stock to be received by such individuals are eligible to be registered on Securities and Exchange Commission Form S-8 (or any successor to such form) under the rules and regulations in effect at the time of grant or award.

     1.6 Types of Grants and Awards Under Plan. Grants and awards under the Plan may be in the form of any one or more of the following: (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Units, (v) Restricted Stock or (vi) Other Stock-Based Awards.

     1.7 Limitation on Available Shares. For each calendar year from and including 1992 a number of shares of Common Stock in an amount of up to one percent (1%) of the number of shares of Common Stock outstanding as reported in the annual report to shareholders of BankAmerica for the preceding year shall become available for issuance with respect to Awards under the Plan, provided,
                                                                     ---------
however, that as of the effective date of any Major Combination (as defined in
--------
Section 1.3) the number of shares available for issuance in that year with respect to Awards under the Plan shall be increased to one percent (1%) of the number of shares of Common Stock outstanding as of the close of business on the effective date of that Major Combination.

     In addition, (a) any shares of Common Stock which as of the effective date of the Plan are reserved for issuance under the 1987 Plan and which are not thereafter issued, and (b) any shares of Common Stock available for issuance under the Plan in previous years but not actually issued, shall be added to the aggregate number of shares of Common Stock available for issuance in that calendar year under the Plan; provided, however, that no more than 30 percent
                              ------------------
(30%) of the shares of Common Stock available for issuance under the Plan in any calendar year shall be issued in respect of Restricted Stock or Restricted Stock Units. Notwithstanding the foregoing, but subject to adjustment as provided in
Section 6.4, no more than 5,000,000 shares shall be cumulatively available under the Plan for delivery upon the exercise of ISOs. The Committee shall have no obligation to grant or award all or any portion of the shares available for issuance in any year. The Board may, by resolution, limit the number of shares that may be available for issuance with respect to grants and awards under the Plan in any calendar year to a number of shares lower than would otherwise be available for issuance hereunder.

     Shares of Common Stock subject to grants or awards under the Plan that for any reason are cancelled, or terminated, or expire, shall again be available for issuance or delivery under the Plan.

     Shares of Restricted Stock and Restricted Stock Units that for any reason are reacquired by BankAmerica pursuant hereto, shall again be available for issuance or delivery under the Plan; provided, however, that shares of
                                     ------------------
Restricted Stock or Restricted Stock Units as to which dividends or payments equivalent to dividends have been paid to or reinvested for the account of the Restricted Stockholder prior to reacquisition by BankAmerica shall not again be available for issuance or delivery under the Plan after such reacquisition.

     Notwithstanding the foregoing, neither (i) shares of Common Stock transferred or relinquished to the Company upon the exercise of an Option or in satisfaction of any withholding obligation, nor (ii) shares of Common Stock subject to a grant or award denominated in shares of Common Stock but settled by the payment of cash in accordance with the Plan, shall again be available for issuance or delivery under the Plan.

     1.8  Effective Date and Term of Plan.    (a) The Plan shall become
effective on March 2, 1992 and the Committee may, in its discretion, make grants and awards to eligible key officers and other employees of the Company as of that date, subject, however, to the approval of the Plan by the shareholders of BankAmerica at the 1992 annual meeting of shareholders. In the event the Plan is not approved at such meeting, the Plan and all grants and awards hereunder shall be void, and the Company shall have no obligation to any recipients of such grants and awards.

          (b) The Committee may make grants and awards under the Plan beginning March 2, 1992 and during each subsequent year until such time as the Plan may be terminated by the Board in its sole discretion, or as hereinafter provided.

          (c) Unless the shareholders of BankAmerica shall approve an extension or renewal of the Plan for such new or additional term as they may determine, no grants and awards shall be made after March 2, 2002. However, all grants and awards made under the Plan prior to such date shall remain in effect until such grants and awards shall have been satisfied, terminated, or paid out, or expire, in accordance with the Plan and the terms of such grants and awards.

                                  ARTICLE II

            INCENTIVE STOCK OPTIONS AND NON-QUALIFIED STOCK OPTIONS

     2.1 Grant of Stock Options. The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any eligible employee or other individual Incentive Stock Options ("ISOs" or "Options") and/or Non-Qualified Stock Options ("NQSOs" or "Options") (as these terms are defined in Section 1.3) to purchase, for cash and/or for already-owned shares of Common Stock, such number of shares of Common Stock as the Committee shall determine.

     2.2 Award Agreements. The grant of an ISO or NQSO shall be evidenced by a written Award Agreement in such form as the Committee may from time to time determine in accordance with the provisions of the Plan, executed by BankAmerica. Each Award Agreement pursuant to which Options are granted shall state the number of shares of Common Stock subject to the Option, the Option price, the Option Period, and any limitations on the Option, the restrictions on assigning and transferring the Option described in Section 6.8, the manner of payment for shares of Common Stock, and such other terms as the Committee shall determine.

     2.3 Option Price. The purchase price per share of Common Stock which the Optionee must deliver upon the exercise of an ISO or NQSO shall be fixed by the Committee, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

     2.4 Option Period. (a) Each Option granted as an ISO or NQSO shall become exercisable in part or in full at such time or times as the Committee may determine and specify in each Award Agreement; provided, however, that no Option
                                               ------------------
will be exercisable before the date six months after the date the Option was granted and no ISO shall be exercisable after the expiration of 10 years from the date the ISO was granted.

          (b) Each Award Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following the Optionee's retirement, death or termination of the Optionee's employment with the Company (including termination that, pursuant to the Award Agreement, may be deemed to occur upon a change in ownership of the Optionee's employer such that the Optionee's employer ceases to be BankAmerica or one of its Subsidiaries). Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Options issued pursuant to the Plan.

          (c) The Committee may determine in its sole discretion from time to time to permit the Optionee to purchase all shares of

Common Stock covered by the Optionee's Options, upon or after the Optionee's death, retirement, or termination of employment with the Company (including termination that, in the sole discretion of the Committee, may be deemed to occur upon a change in ownership of the Optionee's employer such that the Optionee's employer ceases to be BankAmerica or one of its Subsidiaries), without regard to whether the Options were fully exercisable upon death, retirement or termination of employment under the terms of the Award Agreements with respect to such Options.

     2.5 Limitation on ISOs. Notwithstanding any other provisions in the Plan or in any ISO agreement, to the extent the aggregate Fair Market Value (determined at the time the option is granted) of stock with respect to which ISOs granted after December 31, 1986 are exercisable for the first time by an Optionee during any calendar year under all plans of BankAmerica and its subsidiaries exceeds $100,000, such options shall be treated as NQSOs. This rule shall be applied by taking options into account in the order in which they were granted to that options with the earliest grant date will receive ISO treatment.

     No ISO shall be granted to any person who at the time owns more than ten percent of total combined voting power of all classes of stock of BankAmerica or of any Subsidiaries.

     2.6 Manner of Paying Option Price. On exercise of each ISO or NQSO, the Option Price shall be paid as follows: (a) in cash, (b) in already-owned shares of Common Stock, or (c) in some combination of cash and shares, as specified in the Award Agreement or as otherwise permitted by the Committee. Already-owned shares of Common Stock must have been owned by the Optionee at the time of exercise for at least the period of time specified in the Award Agreement, and shall be valued at their Fair Market Value on the date of exercise.

     2.7 Exercise of Option. The Committee shall establish, and shall set forth in each Award Agreement, the procedures governing the exercise of an ISO or NQSO. In general, subject to such specific provisions, an ISO or NQSO shall be exercised as follows:

       (a) the Optionee shall deliver written notice that he or she intends to exercise the Option to the Company department or officer designated in the Award Agreement;

       (b) the Optionee shall pay the full Option Price at the time of exercise, according to Section 2.6 above; and

       (c) as soon as practicable after receipt of such notice and payment, the Company shall direct BankAmerica's transfer agent to register the shares of Common Stock in the name of the Optionee.

     2.8 Cancellation of SARs. Each Award Agreement shall specify whether the exercise of an ISO or NQSO with respect to a share of Common Stock shall cancel any SAR related to such share.

     2.9 Cancellation and Regrant of Options. The Committee may cancel particular NQSOs and regrant to the same Optionee NQSOs to purchase the same or a different number of shares of Common Stock, only (i) with the consent of the Optionee, and (ii) if the Option Price for the NQSOs so regranted is no less than the higher of (A) the Option Price for the NQSOs so cancelled, or (B) the Fair Market Value of the Common Stock on the date of regrant.

                                  ARTICLE III

                           STOCK APPRECIATION RIGHTS

     3.1 Grant of Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights ("SARs") to Participants. The terms and conditions of the SARs shall be as provided in the Award Agreement with respect to such SARs. Each Award Agreement shall specify the grant price, term, methods of exercise, methods of settlement, disposition of the SARs on retirement, death or termination of employment of the holder of the SARs, and such other terms and conditions of the SARs as shall be determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any SAR as it may deem appropriate. SARs may be granted either alone or in tandem with grants of Options under the Plan. SARs granted in tandem with Options are referred to herein as "Tandem SARs".

     The Committee shall not grant an SAR in tandem with an ISO unless, pursuant to applicable law and rules and regulations of the Internal Revenue Service, the SAR may be attached to the ISO without causing the ISO to fail to meet the requirements of Section 422A of the Internal Revenue Code.

     Subject to the terms of the Plan and the applicable Award Agreement, an SAR shall confer on the holder thereof a right to receive payment (the "SAR Value"), upon exercise thereof, equal to the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise over (ii) the grant price of the SAR as specified by the Committee, which shall be not less than the Fair Market Value of one share of Common Stock on the date of grant of the SAR.

     3.2 Form and Timing of Payment. (a) Exercise of Tandem SARs for Cash or Common Stock. Tandem SARs exercised during the Window Period described below shall be payable only in cash, and Tandem SARs exercised outside the Window Period shall be payable only in shares of Common Stock. A "Window Period" is a period (i) beginning on the third business day following the date of public release of BankAmerica's quarterly or annual summary statements of revenues and earnings and (ii) ending on the twelfth business day following such date.

          (b) Amount of Cash Payable on Exercise of Tandem SARs. When Tandem SARs are exercised during the Window Period, the Optionee shall receive a cash amount equal to (i) the number of Tandem SARs exercised multiplied by (ii) the difference between (A) the highest Fair Market Value of one share of Common Stock as of any day during the Window Period, and (B) the Option Price specified for the related Option.

          (c) Number of Shares Issuable or Deliverable on Exercise of Tandem SARs. When Tandem SARs are exercised outside the Window Period, the Optionee shall receive the number of whole shares of Common Stock equal to (i) the aggregate SAR Value (as defined in Section 3.1) of the Tandem SARs exercised divided by (ii) the Fair Market Value (as defined in Section 1.3) on the date of exercise. The Company shall deliver cash in lieu of fractional shares.

     3.3 Cancellation of Related Options. Each Award Agreement shall specify whether the exercise of an SAR shall cancel any NQSO to which it relates, to the extent of the exercise. Any exercise of an SAR with respect to an ISO must be made in accordance with Section 3.1.


                                   ARTICLE IV

                  RESTRICTED STOCK AND RESTRICTED STOCK UNITS


     4.1 Introduction. BankAmerica has outstanding shares of restricted stock granted under the 1987 Plan, the BankAmerica Corporation Restricted Stock Bonus Plan (the "Bonus Plan") and the BankAmerica Corporation Management Incentive Stock Plan ("MISP"). Restricted stock already granted under the 1987 Plan, the Bonus Plan and the MISP will continue to be held under the terms of those plans, except as provided in Section 1.7 of this Plan. Only grants of Restricted Stock and Restricted Stock Units made on or after the effective date of this new Plan shall be governed by the terms of this Article IV.

     4.2 Award of Restricted Stock and Restricted Stock Units. The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award shares of Common Stock or Restricted Stock Units to be held under the restrictions set forth in this Article to any eligible employee or other individual (the "Restricted Stockholder"). If an eligible employee has been employed less than six months, any award of Restricted Stock shall only be made from Common Stock which is held as treasury stock by BankAmerica.

     4.3 Minimum Restrictions on Disposition. With respect to a Restricted Stockholder who was employed by the Company on the date of grant, the Restricted Stockholder may not, under any circumstances, voluntarily dispose of any of the Restricted Stock or Restricted Stock Units prior to the first to occur of the following events:

       (a) the date on which the Restricted Stockholder completes the period of continuous service, which shall not be less than one year, with the Company following the award date specified by the Committee for such award;

       (b) delivery of the Restricted Stock to the Restricted Stockholder following a Committee determination pursuant to Section 6.6 hereof in connection with a Change in Control;

       (c) the Restricted Stockholder's retirement or death; or

       (d) delivery of the Restricted Stock to the Restricted Stockholder following his or her termination of employment prior to retirement or death pursuant to a determination by the Committee under Section 4.6.

With respect to any other individual, the Restricted Stockholder may not, under any circumstances, voluntarily dispose of any of the Restricted Stock or Restricted Stock Units prior to the first to occur of the following events:

       (a) the date on which the individual satisfies the conditions specified in the grant;

       (b) the Restricted Stockholder's death.

The limitations in this Section 4.3 will hereinafter be referred to as the "minimum restrictions."

     4.4 Optional Restrictions. In addition to the minimum restrictions, the Committee may impose additional restrictions ("optional restrictions") upon the Restricted Stockholder's voluntary disposition of the Restricted Stock or Restricted Stock Units, either at the time the Committee makes an award of such Restricted Stock or Restricted Stock Units or at any subsequent time before the minimum restrictions expire. The Committee may impose optional restrictions (such as, without limitation, permitting such disposition and release only in installments over a period of years) as it may deem in the best interests of the Restricted Stockholder, or in the case of the Restricted Stockholder's death, of the heirs or legatees who become entitled to such Restricted Stock or Restricted Stock Units by the applicable laws of inheritance or under the terms of the Restricted Stockholder's will.

     4.5 Termination of Employment of Restricted Stockholder for Gross Misconduct. If a Restricted Stockholder's services are terminated for cause for gross misconduct, all shares of Restricted Stock and Restricted Stock Units awarded to any Restricted Stockholder under this Plan shall be forfeited, and the Committee shall direct such shares of Restricted Stock and Restricted Stock Units to be transferred and delivered to BankAmerica. Gross misconduct includes, but is not limited to, acts of dishonesty, such as theft, embezzlement, and falsification of the Company's records with intent to deceive; breach of trust; knowing violation of rules established by the Company; and any crime determined by the Company to result in termination of employment.

     4.6 Termination of Employment of Restricted Stockholder not Involving Gross Misconduct.

          (a) Should a Restricted Stockholder who was employed by the Company at the date of grant terminate his or her employment with the Company prior to (i) the date on which he or she completes the period of continuous service for the Company following the award date specified by the Committee for such award, or
(ii) his or her death or retirement; or

          (b) should the Company terminate his or her employment or any reason other than for a cause set forth in Section 4.5 above.

BankAmerica shall reacquire all the Restricted Stock and Restricted Stock Units without the payment of consideration in any form to such Restricted Stockholder and the Restricted Stockholder shall unconditionally forfeit any right, title or interest to such Restricted Stock and Restricted Stock Units, unless the Committee, up to 90 days after such termination, determines in its sole discretion to permit the Restricted Stockholder to (i) retain all or any part of the Restricted Stock, and/or (ii) to waive in whole or in part any or all remaining restrictions on Restricted Stock Units, and to deliver shares of Common Stock to the Restricted Stockholder in respect of such Restricted Stock Units. Upon direction of the Committee, all forfeited Restricted Stock and Restricted Stock Units shall be transferred and delivered to BankAmerica. Termination of a Restricted Stockholder's employment with the Company shall be deemed to include a change in ownership of the Restricted Stockholder's employer such that the Restricted Stockholder's employer ceases to be BankAmerica or one of its Subsidiaries.

     4.7 Registration and Escrow. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event that any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Restricted Stockholder and shall either bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, or, at the direction of the Committee, be held by Bank of America National Trust and Savings Association (the "Bank") (or another escrow agent appointed by the Committee) in escrow subject to delivery to the Restricted Stockholder or to BankAmerica at such times and in such amounts as the Committee shall direct under the terms of the Plan. When an employee or other individual accepts an award of Restricted Stock pursuant to the Plan, he or she thereby grants an irrevocable power of attorney to the Bank or any other escrow agent appointed by the Committee to cause the transfer and delivery to BankAmerica of any such Restricted Stock which the Committee shall direct to be so transferred and delivered pursuant hereto.

     4.8  Payment in Respect of Restricted Stock Units.

          (a) Each Restricted Stock Unit shall represent one share of Common Stock, and shall, at the time and to the extent it becomes vested, be payable by the delivery of one share of Common Stock. The Committee is authorized to grant Restricted Stock Units under which the Restricted Stockholder shall be entitled to receive payments equivalent to dividends with respect to a number of shares of Common Stock determined by the Committee, and the Committee may determine that such amounts (if any) shall be paid to the Restricted Stockholder in cash from time to time, or be deemed to have been reinvested in additional shares of Common Stock or additional Restricted Stock Units, or otherwise reinvested. Restricted Stock Units shall have no voting rights.

          (b) The Committee may, in its discretion, provide that payment to the Restricted Stockholder in respect of Restricted Stock Units shall be deferred until such date or dates, not later than the Restricted Stockholder's death, retirement or other termination of employment with the Company, as the Restricted Stockholder may elect. Any such election shall be filed in writing with the Committee in accordance with such rules and regulations, including any time periods within which such election shall be made, as the Committee may specify.

     4.9 Dividends on Restricted Stock. Even while the Restricted Stock is held in escrow, the Committee may determine that all dividends BankAmerica pays on the Restricted Stock shall be delivered directly to the Restricted Stockholder, not the escrow account.

     4.10 Voting Rights. Even while the Restricted Stock is held in escrow, the Committee may determine that the Restricted Stockholder shall have the same voting rights with respect to the Restricted Stock as those provided to other shareholders of Common Stock.

                                   ARTICLE V

                            OTHER STOCK-BASED AWARDS

     5.1 Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) as are deemed by the Committee to be consistent with the purposes of the Plan; provided, however that such grants must comply with Rule
                      --------  -------
16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such awards. Shares of Common Stock or other securities delivered pursuant to a purchase right granted under this Section 5.1 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, shares of Common Stock, other securities, other awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than the Fair Market Value of such shares of Common Stock or other securities as of the date such purchase right is granted.



                                   ARTICLE VI


                                 MISCELLANEOUS


     6.1 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or messenger, addressed

          (a)  if to the Company, at

               BankAmerica Corporation
               555 California Street
               San Francisco, CA  94104

                    Attn:  c/o Bank of America NT&SA
                               Executive Programs #3005
                               Corporate Human Resources

          (b) if to the Participant, at the last address shown on the Company's personnel records, or

          (c) to such address as either the Company or the Participant shall later designate by notice to the other.

     6.2 Amendments of Plan. BankAmerica may, at any time and from time to time, modify, amend, suspend or terminate the Plan in any respect by action of the Board or by written amendment executed by a duly authorized officer of BankAmerica. Notwithstanding the above, however, any modification, amendment, suspension or termination of the Plan shall not affect a Participant's rights to a grant or award previously made, except as provided in Section 1.8(a), or except with his or her consent.

     6.3 Leaves of Absence. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence from the Company taken by the recipient of any grant or award under the Plan. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall be treated as a termination of employment with the Company within the meaning of the Plan and (b) the impact, if any, of any such leave of absence on grants and awards under the Plan.

     6.4 Dilution and Other Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of BankAmerica, issuance of warrants or other rights to purchase shares of Common Stock or other securities of BankAmerica, or other similar corporate transaction or event, affects the Common Stock, such that an adjstment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it shall deem equitable, adjust any or all of (i) the number and type of shares of Common Stock which thereafter may be made the subject of Awards, (ii) the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with
                                    --------  -------
respect to Awards of ISOs no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422A of the Internal Revenue Code or any successor provision thereto; and provided further that the
                                                     -------- -------
number of shares of Common Stock subject to any Award denominated in shares of Common Stock shall always be a whole number.

     6.5 General Restriction. Each grant and award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, (b) the consent or approval of any government regulatory body, or (c) an agreement by the recipient of a grant or award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the making of a grant or award or the issue, delivery or purchase of shares of Common Stock thereunder, then such grant or award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     6.6 Change in Control. If BankAmerica undergoes a Change in Control (as defined in Section 1.3), the Committee may, in its sole discretion, by written notice to each Participant: (a) provide that all outstanding Awards shall be terminated, unless exercised within thirty (30) days (or such longer period as the Committee shall determine) after the date of such notice; (b) advance the dates upon which any or all outstanding Awards shall be exercisable; (c) order that any Restricted Stock then held in escrow be released to the Restricted Stockholders free of all or some restrictions; and/or (d) take other action which the Committee determines is equitable under the circumstances. Any action taken by the Committee may be made conditional upon the consummation of the Change in Control as defined in Section 1.3(e).

     6.7 Withholding Taxes. The Company shall have the right to deduct from any settlement of an Award made under the Plan, including the delivery or vesting of shares, an amount sufficient to cover withholding required by law for any federal, state or local taxes or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

     6.8 Non-Assignability. No Participant shall have the right to alienate, assign, encumber, hypothecate or pledge his or her interest in any Award under the Plan, voluntarily or involuntarily, and any attempt to so dispose of any such interest prior to payment thereof shall be void. Notwithstanding the preceding sentence, the Company shall have the right to offset from any unpaid or deferred Award any amounts due and owing from the Participant to the extent permitted by law.

     6.9 No Right to Employment. Nothing in the Plan nor in any agreement entered into pursuant to the Plan shall confer upon any

Participant the right to continue in the employment of the Company, nor affect any right which the Company may have to terminate the employment of such person.

     6.10 Rights as Shareholder. No Participant shall have rights as a shareholder with respect to shares of Common Stock awarded to him or her unless and until the certificates for such shares are delivered to him or her. The Committee may determine that Restricted Stockholders have full voting rights with respect to Restricted Stock, as provided in Section 4.9 hereof.

     6.11 Entire Plan. This document is a complete statement of the Plan. As of its effective date this document supersedes all prior plans, representations and proposals, written or oral, relating to its subject matter, except as otherwise provided in Section 1.7 hereof. The Company shall not be bound by or liable to any person for any representation, promise or inducement made by any employee or agent of it which is not embodied in this document.

     6.12 Governing Law. The Plan shall be construed and enforced in accordance with California law.

     6.13 Delegation. The Committee may delegate to one or more officers of the Company or any of its Subsidiaries, or to a committee of such officers, the authority, subject to such terms and limitations as the Committee shall determine, to make grants and awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate grants or awards held by, officers or employees of the Company and other individuals, who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

     6.14 Foreign Employees. In order to facilitate the making of any grant or award under the Plan, the Committee may provide for such special terms for grants and awards to participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements, or alternative versions of the Plan including supplements, amendments or alternative versions providing for Other Stock-Based Awards as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of BankAmerica.

             AMENDMENTS TO:  BANKAMERICA CORPORATION 1992 MANAGEMENT
                    STOCK PLAN (AS ADOPTED NOVEMBER 7, 1994)


          1. Section 6.8 of the BankAmerica Corporation 1992 Management Stock Plan is amended to read in its entirety as follows:

          "6.8 Non-Assignability. Except as provided below, no Participant shall have the right to alienate, assign, encumber, hypothecate or pledge his or her interest in any Award under the Plan, voluntarily or involuntarily, and any attempt to so dispose of any such interest prior to payment thereof shall be void.

          Any Participant who is an Executive Officer (as defined below) shall have the right, subject to the conditions specified in the following paragraph, to irrevocably transfer to Immediate Family Members (as defined below) Options granted at any time under the Plan to any such Participant ("Executive Officer Participant"). As used in the Plan and the related Award Agreements, the following terms, when written with initial capital letters, shall have the meanings stated below:

          (a) The term Executive Officer means an Executive Officer designated by the Board for federal securities law purposes, provided such officer is also a member of the Managing Committee of Bank of America NT&SA.

          (b) The term Immediate Family Members means (i) the children, grandchildren or spouse of an Executive Officer Participant or (ii) a trust for the benefit of such family members.

          As conditions to such transferability of any Options, (i) the Executive Officer Participant may not receive any consideration for the transfer; (ii) the Award Agreements pursuant to which such Options are granted, or amendments to the Award Agreements with respect to previously granted Options, in each case approved by the Committee, must specify the actual extent to which such Options may be transferred, all in accordance with the terms of the Plan; and (iii) the Options so transferred must continue to be subject to the same terms and conditions that were applicable to such Options prior to their transfer.

          The transferee of any Options transferred in accordance with the terms and conditions of the Plan shall have the right to exercise such Options and to have the shares of Common Stock covered by such Options registered in the name of such transferee, as though such transferee were the Optionee for purposes of Section 2.7 of the Plan.

          Notwithstanding anything contained in this Section 6.8, the Company shall have the right to offset from any unpaid or deferred Award any amounts due and owing from the Participant to the extent permitted by law; provided, however, that with respect to any Options that are transferred in
     --------  -------
     accordance with the terms and conditions of the Plan, such right shall cease upon the transfer."


          2. The first sentence of Section 5.1 of the BankAmerica Corporation 1992 Management Stock Plan is amended to read in its entirety as follows:

          "The Committee is hereby authorized to grant to Participants such awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) as are deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such grants must comply with
                           --------  -------
     Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and applicable law, except that Options may be transferable to the extent permitted by, and in accordance with the provisions of, Section 6.8 of the Plan."


          3. Section 1.3(n) of the BankAmerica Corporation 1992 Management Stock Plan is amended to read in its entirety as follows:

          "(n)  Other Stock-Based Award means an Award granted pursuant to
     Section 5.1 of the Plan."

             AMENDMENT TO:  BANKAMERICA CORPORATION 1992 MANAGEMENT
                     STOCK PLAN (AS ADOPTED AUGUST 2, 1993)


          1. Section 1.3 (r) of the BankAmerica Corporation 1992 Management Stock Plan is amended to read in its entirety as follows:

          "(r) Retirement means, with respect to grants and awards made on or after August 2, 1993, the last day of employment with BankAmerica or one of its subsidiaries prior to the employee's retirement at normal retirement age under a retirement program of BankAmerica or one of its Subsidiaries; and, with respect to grants and awards made before August 2, 1993, the last day of employment with BankAmerica or one of its subsidiaries prior to the employee's retirement under a retirement program of BankAmerica or one of its subsidiaries."

                PROPOSED AMENDMENTS TO: BANKAMERICA CORPORATION
            1992 MANAGEMENT STOCK PLAN (AS ADOPTED FEBRUARY 6, 1995,
                        SUBJECT TO SHAREHOLDER APPROVAL)


          1. The first paragraph of Section 1.7 of the BankAmerica Corporation 1992 Management Stock Plan is amended to read in its entirety as follows:

          "1.7 Limitation on Available Shares. For each calendar year from and including 1992 a number of shares of Common Stock in an amount of up to one and one-half percent (1.5%) of the number of shares of Common Stock outstanding as reported in the annual report to shareholders of BankAmerica for the preceding year shall become available for issuance with respect to Awards under the Plan; provided, however, that as of the effective date of
                            ------------------
     any Major Combination (as defined in Section 1.3) the number of shares available for issuance in that year with respect to Awards under the Plan shall be increased to one and one-half percent (1.5%) of the number of shares of Common Stock outstanding as of the close of business on the effective date of that Major Combination."

          2. The BankAmerica Corporation 1992 Management Stock Plan is amended by adding the following new Section 1.9:

          "1.9 Limitation on Options and SARs Awardable to Any Single Participant. The maximum number of shares of Common Stock underlying Options and SARs that may be awarded under the Plan to any single Participant during the period from March 2, 1992, the effective date of the Plan, through March 2, 2002, is 10,000,000. The minimum price at which each Option is exercisable and the minimum grant price of each SAR are specified in Sections 2.3 and 3.1, respectively, of the Plan."

--------------------------------------------------------------------------------
                                                                [X]  Please mark
                                                                     your votes
                                                                     like this

                                                   PROXY/VOTING INSTRUCTION CARD

--------------------------------------------------------------------------------
         The Board of Directors Recommends a Vote FOR Items 1, 2 and 3
--------------------------------------------------------------------------------
                                                            WITHHELD     FOR ALL
                                                  FOR       FOR ALL      EXCEPT*
Item 1--Election of directors.                    [_]         [_]          [_]
Alibrandi; Barad; Bedford; Brimmer; Clarke;
Coleman; Crull; Feldstein; Guinn; Hawley;
Hope; Lozano; Massey; Richman; Rosenberg;
Spence. To withhold voting for a particular nominee, mark the "For All Except" box and enter name(s) of the exception(s) in the space provided.

*EXCEPTIONS:
            --------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                                  FOR       AGAINST      ABSTAIN
Item No. 2--Ratification of appointment of        [_]         [_]          [_]
Ernst & Young LLP as independent auditors.


                                                  FOR       AGAINST      ABSTAIN
Item No. 3--Approval of two amendments to         [_]         [_]          [_]
the 1992 Management Stock Plan.


--------------------------------------------------------------------------------
       The Board of Directors Recommends a Vote AGAINST Items 4, 5 and 6
--------------------------------------------------------------------------------
                                                  FOR       AGAINST      ABSTAIN
Item No. 4--Shareholder proposal concerning       [_]         [_]          [_]
director compensation.


                                                  FOR       AGAINST      ABSTAIN
Item No. 5--Shareholder proposal concerning       [_]         [_]          [_]
reincorporation from Delaware to California.


                                                  FOR       AGAINST      ABSTAIN
Item No. 6--Shareholder proposal concerning       [_]         [_]          [_]
the Preferred Share Purchase Rights Plan.


--------------------------------------------------------------------------------

I plan to attend the annual meeting; please send admittance ticket.          [_]

--------------------------------------------------------------------------------



Signature(s)                                            Date
            ------------------------------------------      --------------------
Please sign exactly as name(s) appear(s) hereon. If acting as an executor, administrator, trustee, guardian, etc., you should so indicate in signing. If the shareholder is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each shareholder named should sign. Date and promptly return this card in the envelope provided.

--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

                                     [ART]


                         ANNUAL MEETING OF SHAREHOLDERS

                             THURSDAY, MAY 25, 1995

                   2:00 P.M. (CENTRAL DAYLIGHT SAVINGS TIME)

                SHERATON CHICAGO HOTEL & TOWERS CITYFRONT CENTER
                          301 EAST NORTH WATER STREET
                               CHICAGO, ILLINOIS

  You can avoid registration lines by obtaining tickets in advance. If you plan to attend the Meeting, please mark the "I plan to attend the annual meeting" box above, and return it in the enclosed preaddressed return envelope. You will be mailed a ticket entitling admission for two people. If you desire additional tickets, please call BankAmerica's Shareholder Relations Department at (415) 622-3530. Please note the meeting is in Chicago, Illinois.

                            BANKAMERICA CORPORATION

                         PROXY/VOTING INSTRUCTION CARD

  I appoint Richard M. Rosenberg, Michael J. Halloran and Cheryl Sorokin, individually and together, proxies with full power of substitution, to vote all of my BankAmerica Corporation common stock at the Annual Meeting of Shareholders to be held at the Sheraton Chicago Hotel & Towers Cityfront Center, 301 East North Water Street, Chicago, Illinois, on Thursday, May 25, 1995, at 2:00 p.m. and at any adjournment or postponement of the meeting. In the absence of instructions from me my proxies will vote in accordance with the Directors' recommendations on the reverse side of this card. My proxies may vote according to their discretion on any other matter which may properly come before the meeting. I may revoke this proxy prior to its exercise.

  This card also provides voting instructions to the trustees of the BankAmerishare Plan and the Seafirst Employee Matched Savings Plan for participants with shares allocated to their accounts. The trustees will only vote those plan shares for which voting instructions are received.

  YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE OTHER SIDE OF THIS CARD.

                           . FOLD AND DETACH HERE .

                                     [ART]


  BankAmerica endeavors to reduce costs wherever possible. As part of our efforts to reduce costs and conserve resources, we have attempted to streamline the mailing of our Annual Report so that only one copy will be received by each shareholder household. You will continue to receive separate proxy statements and cards for each account. Please note that if you also have accounts with a broker or financial institution you will continue to receive an Annual Report and proxy materials for such accounts.

  Recycled paper is used for all the materials you received with this package, including the envelopes.

                                                      Printed on recycled paper
                                      LOGO